UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Drew Industries Incorporated
(Name of Registrant as Specified in its Charter)

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3501 County Road 6 East Elkhart, IN 46514 (574) 535-1125
INDUSTRIES INCORPORATED

April 15, 2016

Dear Fellow Stockholders:

You are cordially invited to join us for our 2016 Annual Meeting of Stockholders, which will be held at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201 on May 26, 2016 at 9:00 A.M.

The Secretary’s Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the meeting, we encourage you to submit your proxy vote by Internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.

We appreciate your support of our Company.

Sincerely,

JAMES F. GERO

Chairman of the Board

DREW INDUSTRIES INCORPORATED
3501 County Road 6 East
Elkhart, Indiana 46514

Notice of Annual Meeting of Stockholders
to be held May 26, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Drew Industries Incorporated (the “Company”) will be held at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201 on May 26, 2016 at 9:00 A.M., for the following purposes:

(1)	To elect ten Directors to serve until the next Annual Meeting of Stockholders, each as recommended by the Board of Directors;

(2)	To re-approve performance goals under the Drew Industries Incorporated Equity Award and Incentive Plan;

(3)	An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement;

(4)	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2016; and

(5)	To transact such other corporate business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed April 1, 2016 as the record date for the meeting, and only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.
A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and will be available for inspection at the time of the meeting, at the place thereof.

By Order of the Board of Directors,

ROBERT A. KUHNS
Vice President-Chief Legal Officer and Secretary
Dated: April 15, 2016
Elkhart, IN

NOTICE TO HOLDERS OF COMMON STOCK
YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING.
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND
RETURN THE ENCLOSED PROXY CARD SO THAT YOU WILL BE REPRESENTED.
A POST-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
IF YOU ARE VOTING OVER THE INTERNET, PLEASE DO NOT RETURN
THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2016.

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND OUR 2015 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING OUR 2015 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT HTTP://WWW.PROXYVOTE.COM.

3

DREW INDUSTRIES INCORPORATED
3501 County Road 6 East
Elkhart, Indiana 46514

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

General Information
The Board of Directors of Drew Industries Incorporated, a Delaware corporation (the “Company”), is soliciting proxies for use at the Annual Meeting of Stockholders to be held at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201 on May 26, 2016 at 9:00 A.M., or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 1, 2016 (the “Record Date”) shall be entitled to vote on all matters considered at the meeting.
All validly completed and executed proxies received by the Company (whether by mail or via the Internet) in time for the Annual Meeting will be voted in the manner indicated on the proxies and, if no contrary instructions are indicated, “FOR” the Directors named in Proposal 1, and “FOR” Proposals 2, 3 and 4. If specific instructions are indicated, the proxies will be voted in accordance with such instructions. Each proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. A proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a proxy with a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke a proxy. This Proxy Statement and the accompanying form of proxy card solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 15, 2016.
If you are the record holder of your shares (that is, you hold shares of the Company’s Common Stock in your own name and not through your broker or another nominee), you may choose to submit your proxy via the Internet. The website to submit your proxy via the Internet is www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day until 11:59 P.M., Eastern Time, on May 25, 2016. You will be able to confirm that your instructions have been properly recorded. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Submitting your proxy via the Internet also will be available to stockholders owning shares held in “street name.” If you submit your proxy via the Internet, you do not need to return your proxy card.
The cost of solicitation by the Company, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of Directors and employees of the Company to solicit proxies, without additional compensation.
The Annual Report to Stockholders of the Company for the year ended December 31, 2015, together with this Proxy Statement, is being delivered to each stockholder of record who requested paper copies of these materials.
THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS) IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 3501 COUNTY ROAD 6 EAST, ELKHART, INDIANA 46514, TELEPHONE (574) 535-1125, E-MAIL DREW@DREWINDUSTRIES.COM. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE AT WWW.DREWINDUSTRIES.COM AND AT WWW.PROXYVOTE.COM.

THE COMPANY
Drew Industries Incorporated (“Drew” or the “Company”), through its wholly-owned subsidiary Lippert Components, Inc. and its subsidiaries (collectively, “Lippert Components” or “LCI”), supplies a broad array of components for the leading manufacturers of recreational vehicles (“RVs”) and manufactured homes, as well as the aftermarket for these industries. To a lesser extent, Drew, through Lippert Components, also manufactures components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units.

The Company is focused on profitable growth, both organic and through the acquisition of manufacturers of components for RVs, manufactured homes and adjacent industries. In order to support this growth, over the past several years the Company has expanded its geographic market and product lines, consolidated manufacturing facilities, and integrated manufacturing, distribution and administrative functions. At December 31, 2015, the Company operated 42 manufacturing and distribution facilities in 16 states and Quebec, Canada, and reported consolidated net sales of $1.4 billion for the year ended December 31, 2015.
The Company was incorporated under the laws of Delaware on March 20, 1984, and is the successor to Drew National Corporation, which was incorporated under the laws of Delaware in 1962. The Company’s principal executive and administrative offices are located at 3501 County Road 6 East, Elkhart, Indiana 46514; telephone number (574) 535-1125; website: www.drewindustries.com; e-mail: drew@drewindustries.com. Note that the information located on our website, whether or not referred to in this Proxy Statement, is not incorporated by reference into this Proxy Statement.

VOTING SECURITIES
The Company’s Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “DW.”
Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. At the close of business on the Record Date, there were 24,504,034 shares of our Common Stock outstanding and eligible to vote at the Annual Meeting. A majority of the outstanding shares of Common Stock must be present or represented by proxy at the meeting in order to have a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. “Broker non-votes” means shares held of record by a broker for which the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. Broker non-votes are not counted as votes cast for any purpose in determining whether a matter has been approved.
If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and, if possible, broker non-votes.
Vote Required on Proposals
Proposal 1–Election of Directors: Directors are elected by a plurality of the votes cast at the meeting. This means that the nominees who receive the most votes will be elected as directors to fill the seats open for election until the next annual meeting or until their successors shall be elected and qualify. The Company does not have cumulative voting. Under the NYSE rules, your brokerage firm or other nominee that is a member of the NYSE is not permitted to vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the nominees for director, because the election of directors is not considered a “routine” matter under the NYSE rules. Abstentions, and broker non-votes represented by submitted proxies, will not be taken into account in determining the outcome of this proposal.
Proposal 2–Re-approval of Performance Goals: To be approved, this proposal requires an affirmative vote of a majority of the votes cast. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the meeting. Proposal 2 is not considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions, and broker non-votes represented by submitted proxies, will not be taken into account in determining the outcome of this proposal.
Proposal 3–Advisory Vote on Executive Compensation: To be approved, this advisory proposal requires an affirmative vote of a majority of the votes cast. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the meeting. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. Proposal 3 is not considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to this proposal. Abstentions, and broker non-votes represented by submitted proxies, will not be taken into account in determining the outcome of this proposal.

Proposal 4–Appointment of Auditors: To be approved, this proposal requires an affirmative vote of a majority of the votes cast. This means that the votes that our stockholders cast “FOR” this proposal must exceed the votes that our stockholders cast “AGAINST” this proposal at the meeting. Proposal 4 is considered a “routine” matter under the NYSE rules and, therefore, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers’ shares on Proposal 4 if their customers have not furnished voting instructions within a specified period of time prior to the meeting. Abstentions will not be taken into account in determining the outcome of this proposal.
We are not currently aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the meeting, or any adjournment or postponement of the meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.
In order to minimize the number of broker non-votes, if you hold your shares in “street name,” the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice provided by such organization.
Recommendations of the Board of Directors
The Board of Directors recommends that you vote FOR each of the nominees for the Board of Directors (Proposal 1), FOR re-approval of the performance goals under the Drew Industries Incorporated Equity Award and Incentive Plan (Proposal 2), FOR advisory approval of the compensation of the Company’s named executive officers (Proposal 3), and FOR ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016 (Proposal 4).
Principal Holders of Voting Securities
Set forth below is information with respect to each person known to the Company on April 1, 2016 to be the beneficial owner of more than five percent of any class of the Company’s voting securities. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)

BlackRock, Inc. (2)	2,258,223	9.2%
55 East 52nd Street New York, NY 10022

Columbia Wanger Asset Management, LLC (3)	1,876,436	7.6%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

The Vanguard Group, Inc. (4)	1,765,546	7.2%
100 Vanguard Boulevard Malvern, PA 19355

Franklin Resources, Inc. (5)	1,593,520	6.5%
One Franklin Parkway San Mateo, CA 94403

Neuberger Berman Group LLC (6)	1,547,375	6.3%
Neuberger Berman Investment Advisers LLC
605 Third Avenue New York, NY 10158

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (“SEC”), and includes general voting power and/or investment power with respect to securities.

(2)
Based on information reported to the SEC in an amended Schedule 13G filed by BlackRock, Inc. on January 26, 2016, reflecting beneficial ownership as of December 31, 2015. BlackRock had sole voting power over 2,203,883 shares and sole dispositive power over 2,258,223 shares.

(3)
Based on information reported to the SEC in an amended Schedule 13G filed by Columbia Wanger Asset Management, LLC (“CWAM”) on January 20, 2016, reflecting beneficial ownership as of December 31, 2015. CWAM had sole voting power over 1,645,185 shares and sole dispositive power over 1,876,436 shares. CWAM does not directly own any shares of common stock. As the investment advisor of various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares reported. CWAM disclaims beneficial ownership of any shares reported.

(4)
Based on information reported to the SEC in an amended Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 11, 2016, reflecting beneficial ownership as of December 31, 2015. Vanguard had sole voting power over 53,006 shares and sole dispositive power over 1,712,340 shares. Vanguard had shared voting power over 1,700 shares and shared dispositive power over 53,206 shares.

(5)
Based on information reported to the SEC in a Schedule 13G filed by Franklin Resources, Inc. (“FRI”) on February 4, 2016, reflecting beneficial ownership as of December 31, 2015. The securities reported are beneficially owned by one or more open‑ or closed‑end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI, including Franklin Advisory Services, LLC, Franklin Templeton Investments Corp. and Templeton Investment Counsel, LLC. The Investment Management Subsidiaries together had sole voting power over 1,447,020 shares and sole dispositive power over 1,593,520 shares.

(6)
Based on information reported to the SEC in a Schedule 13G filed by Neuberger Berman Group LLC (“Neuberger”) on February 9, 2016, reflecting beneficial ownership as of December 31, 2015. Neuberger and its affiliates may be deemed to be beneficial owners of securities because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. No one client has an interest of more than 5% of the Company.

To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.
Security Ownership of Certain Beneficial Owners and Management
Set forth below is information with respect to beneficial ownership at April 1, 2016 of the Company’s voting securities by each Director, each of whom is a nominee for election, each other director nominee and by each of our executive officers named in the Summary Compensation Table herein, and by all Directors, director nominees and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and their address is c/o Drew Industries Incorporated, 3501 County Road 6 East, Elkhart, Indiana 46514.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)

James F. Gero	209,699(2)	*

Scott T. Mereness	183,004(3)	*

Frederick B. Hegi, Jr.	168,960(4)	*

Jason D. Lippert	165,485(5)	*

Leigh J. Abrams	89,311(6)	*

John B. Lowe, Jr.	45,352(7)	*

David A. Reed	36,220(8)	*

Todd W. Driver	18,461(9)	*

Brendan J. Deely	15,331(10)	*

Frank J. Crespo	3,664(11)	*

Kieran M. O’Sullivan	3,664(12)	*

Tracy D. Graham	2,085(13)	*

Joseph S. Giordano III	1,023(14)	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)

Jamie M. Schnur	562(15)	*

David M. Smith	__ (16)	*

All Directors, director nominees and executive officers as a group (18 persons including the above-named)	947,859(17)	3.8%

*	Represents less than 1 percent of the outstanding shares of Common Stock.

(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options or deferred stock units (“DSUs”) currently exercisable or exercisable within 60 days of April 1, 2016 are deemed to be outstanding for the purpose of computing the amount of beneficial ownership and percentage of the person holding such options or DSUs, but are not deemed outstanding for computing the percentage of any other person.

(2)
Mr. Gero shares voting and dispositive power with respect to such shares with his wife. Excludes DSUs representing 725 shares granted to Mr. Gero, which are not issuable within 60 days. Includes options to purchase 11,500 shares at $13.37 per share, granted in November 2010. Includes restricted stock representing 2,205 shares granted to Mr. Gero in November 2015.

(3)
Excludes DSUs representing 67,366 shares granted to Mr. Mereness, which are not issuable within 60 days. Excludes 72,849 shares subject to stock awards granted to Mr. Mereness, which are not issuable within 60 days. Includes options to purchase 22,000 shares at $13.37 per share and 19,800 shares at $16.87 per share, granted in November 2010 and 2011, respectively. Excludes options to purchase 2,200 shares at $16.87 per share, granted in November 2011.

(4)
Includes 69,000 shares owned of record by Hegi Family Holdings, LP, of which Mr. Hegi has sole voting and dispositive power with respect to such shares. Excludes DSUs representing 368 shares granted to Mr. Hegi, which are not issuable within 60 days. Includes options to purchase 11,500 shares at $13.37 per share, granted in November 2010. Includes restricted stock representing 2,205 shares granted to Mr. Hegi in November 2015.

(5)
Excludes DSUs representing 62,521shares granted to Mr. Lippert, which are not issuable within 60 days. Excludes 102,681 shares subject to stock awards granted to Mr. Lippert, which are not issuable within 60 days. Excludes options to purchase 2,800 shares at $16.87 per share, granted in November 2011.

(6)	Includes options to purchase 18,000 shares at $13.37 per share, granted in November 2010. Includes restricted stock representing 2,205 shares granted to Mr. Abrams in November 2015.

(7)
Excludes DSUs representing 435 shares granted to Mr. Lowe, which are not issuable within 60 days. Includes options to purchase 11,500 shares at $13.37 per share, granted in November 2010. Includes restricted stock representing 2,205 shares granted to Mr. Lowe in November 2015.

(8)	Excludes DSUs representing 449 shares granted to Mr. Reed, which are not issuable within 60 days. Includes restricted stock representing 2,205 shares granted to Mr. Reed in November 2015.

(9)	Excludes DSUs representing 9,294 shares granted to Mr. Driver, which are not issuable within 60 days.

(10)	Includes restricted stock representing 2,205 shares granted to Mr. Deely in November 2015.

(11)	Includes restricted stock representing 1,459 and 2,205 shares granted to Mr. Crespo in May and November 2015, respectively.

(12)	Includes restricted stock representing 1,459 and 2,205 shares granted to Mr. O’Sullivan in May and November 2015, respectively.

(13)	Includes restricted stock representing 2,085 shares granted to Mr. Graham in March 2016.

(14)	Excludes DSUs representing 12,291 shares granted to Mr. Giordano, which are not issuable within 60 days.

(15)
Excludes DSUs representing 26,308 shares granted to Mr. Schnur, which are not issuable within 60 days. Excludes 4,636 shares subject to stock awards granted to Mr. Schnur, which are not issuable within 60 days. Excludes options to purchase 1,720 shares at $16.87 per share, granted in November 2011.

(16)
Excludes DSUs representing 4,482 shares granted to Mr. Smith, which are not issuable within 60 days. Excludes 8,966 shares subject to stock awards granted to Mr. Smith, which are not issuable within 60 days.

(17)	Includes 94,300 shares of Common Stock subject to options.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based on its review of the copies of such forms received by it, the Company believes that during 2015 all such filing requirements applicable to its officers and directors (the Company not being aware of any ten-percent stockholders during 2015 other than Columbia Wanger Asset Manager, LLC) were complied with, except for late filings of initial reports on Form 3 by Todd W. Driver and Nick C. Fletcher following their designation as executive officers.
Proposal 1. ELECTION OF DIRECTORS
The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Restated Certificate of Incorporation currently provides that the number of directors shall consist of not less than three nor more than twelve persons. Our by-laws provide that the number of directors, not less than three, shall be fixed from time to time by resolution of the Board. The Board of Directors currently consists of ten Directors. It is proposed that the stockholders elect a Board of ten Directors to serve until the next annual election or until their successors are elected and qualify.
Director Qualifications and Selection Process
The Corporate Governance and Nominating Committee of the Board leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting. The Committee considers candidates for Board membership suggested by members of the Committee and other Board members, as well as by Management and stockholders. In this connection, the Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise and other factors. The Committee uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by Board members or Management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom and mature judgment; (c) must be willing to devote sufficient time to carry out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstances which may impair his or her ability to effectively serve on the Board; (f) directors who also serve as CEOs or in equivalent positions should not serve on more than two Boards of public companies in addition to the Company’s Board; and (g) directors who are not CEOs or equivalent should not serve on more than four Boards of public companies in addition to the Company’s Board.
The Committee seeks candidates who have demonstrated exceptional ability and judgment and who can be most effective, in conjunction with other directors, to collectively serve the long-term interests of our stockholders. The particular experience, qualifications and skills of each nominee described on pages 10 and 11 of this Proxy Statement reflect that our Board, taken as a whole, provides a broad diversity of knowledge of our Company and industry, expertise in finance and investment, experience with growing companies and global markets, competence in accounting and financial reporting, and leadership in business and with socially-responsible organizations.
In conjunction with the Board’s director succession planning process, the Committee recommended to the Board the nomination of Tracy D. Graham as an additional independent director. In March 2016, the Board determined to increase the size of the Board from nine to ten directors, and appointed Mr. Graham as an independent director, to serve as such until the Annual Meeting. The Board of Directors currently consists of ten members, and the Committee has recommended ten nominees for election at the Annual Meeting.
The Corporate Governance and Nominating Committee recommended to the Board each of the nominees for election as directors as set forth herein. No candidates for director nominees were submitted to the Committee by any stockholder in connection with the 2016 Annual Meeting. Stockholders may propose nominees for consideration by the Corporate Governance and Nominating Committee by submitting the names and supporting information, in writing, to Secretary, Drew Industries Incorporated, 3501 County Road 6 East, Elkhart, Indiana 46514. The proposed nominee must meet the qualifications for directors described above. No later than February 24, 2017, any stockholder who intends to make a nomination at the 2017 Annual Meeting must deliver a notice, in writing, to the Secretary setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) a statement that the nominee is willing to be nominated and (v) such other information concerning each such nominees as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees.
Our Director Nominees
Following the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated the ten persons named below for election to the Board of Directors at the Annual Meeting. Each of Messrs. Gero, Abrams, Crespo, Deely, Hegi, Lippert, Lowe, O’Sullivan and Reed were elected to his present term of office at the Annual Meeting of Stockholders held on May 21, 2015. Mr. Graham joined the Board in March 2016 and is a new nominee for election as Director.
James F. Gero, age 71
Mr. Gero, Chairman of the Board of Directors, has been a member of our Board of Directors since 1992. Mr. Gero is a private investor and served as Chairman of the Board of Orthofix International, N.V., a publicly-owned international supplier of orthopedic devices for bone fixation and stimulation, from 2004 to December 2013, and has also served as a director of Intrusion.com, Inc., a publicly-owned supplier of security software, from 2004.
Mr. Gero has extensive experience with respect to corporate management and leadership, strategic planning, and compensation matters, and has public company board experience.
Leigh J. Abrams, age 73
Mr. Abrams, Chairman Emeritus, has been a member of our Board of Directors since 1984 and was Chairman of the Board of Directors from January 2009 to May 2014. He was Chief Executive Officer of the Company from March 1984 to December 2008 and President from March 1984 until May 2008. Since April 2001, Mr. Abrams has also been a director of Impac Mortgage Holdings, Inc., a publicly-owned company engaged in origination of residential mortgages as well as a mortgage services platform providing solutions to the mortgage and real estate markets, and Lead Director of Impac Mortgage Holdings, Inc. since June 2004. Mr. Abrams is a Certified Public Accountant.
Mr. Abrams has particular knowledge of our Company and the industries to which we sell our products, extensive experience with corporate management, acquisitions, governance and strategic planning, accounting and financial acumen, investor relations, and public company board experience.
Frank J. Crespo, age 53
Mr. Crespo has been a member of our Board of Directors since 2015. He is Vice President and Chief Procurement Officer of Caterpillar, Inc., a publicly-owned manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Prior to joining Caterpillar in 2010, Mr. Crespo served as Vice President and Chief Procurement Officer of Honeywell International, Inc., a global diversified technology and manufacturing company, having joined Honeywell in 2007.
Mr. Crespo has over thirty years of executive and leadership experience in procurement, supply chain and logistics in global electronics, high technology and industrial markets for marquee and publicly-owned corporations, as well as with the U.S. Navy.
Brendan J. Deely, age 50
Mr. Deely has been a member of our Board of Directors since 2011. From 2004 until December 2014, Mr. Deely was President and Chief Executive Officer of L&W Supply Corporation, a subsidiary of USG Corporation, and from 2008 until November 2014, was Senior Vice President of USG Corporation, a publicly-owned manufacturer and distributor of high-performance building systems. For more than five years prior thereto, Mr. Deely held various executive positions with USG Corporation and its subsidiaries. Mr. Deely also serves on the board of directors of the National Safety Council, and serves on the board of directors of Lincoln Park Community Shelter in Chicago, Illinois.
Mr. Deely has extensive experience with respect to corporate management, operations and compensation matters, and extensive experience with social responsibility organizations.
Tracy D. Graham, age 42
Mr. Graham has been a member of our Board of Directors since March 2016. Mr. Graham is Chief Executive Officer and Managing Principal of Graham-Allen Partners, a private investment firm focused on investing in technology and technology-enabled companies. Prior to forming Graham-Allen Partners in 2009, he served as Vice President of SMB Technology Services for Cincinnati Bell, one of the nation’s leading regionally focused local exchange, wireless, and data center providers. Mr. Graham also successfully built and sold three technology companies over a 12-year period, including GramTel USA, Inc., a provider of managed data center and related services to mid-sized businesses, which was sold to Cincinnati Bell. Mr. Graham is a director of 1st Source Bank, and during a three-year term that expired in 2015, was a director of 1st Source Corporation, a publicly-owned bank holding company headquartered in South Bend, Indiana.

The Board believes that Mr. Graham’s over twenty years of executive and leadership experience with technology-based and growth-oriented companies, as well as his multifaceted understanding of the data technology and cybersecurity issues facing businesses today, make him well qualified to serve as a Director of the Company.
Frederick B. Hegi, Jr., age 72
Mr. Hegi has been a member of our Board of Directors since 2002. Mr. Hegi is a founding partner of Wingate Partners, a private equity firm, and the indirect general partner of Wingate Partners II, L.P. Since May 1982, Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. Mr. Hegi is a director of Texas Capital Bancshares, Inc., a publicly-owned regional bank, and a director of Hallmark Cards, Inc., a privately-held producer of greeting cards and other products. From 1996 until December 2011, Mr. Hegi also served as Chairman of the Board of United Stationers, Inc., a publicly-owned wholesale distributor of business products.
Mr. Hegi has particular knowledge of the industries to which we sell our products, and extensive experience with respect to corporate management and leadership, strategic planning, governance matters, and has public company board experience.
Jason D. Lippert, age 43
Mr. Lippert has been a member of our Board of Directors since 2007. He became Chief Executive Officer of the Company in May 2013, and has been Chief Executive Officer of Lippert Components since February 2003. Mr. Lippert has over 15 years of experience with Drew and its subsidiaries, where he has served in a wide range of leadership positions.
Mr. Lippert has particular knowledge of the industries and customers to which we sell our products, as well as extensive experience with strategic planning, acquisitions, marketing, manufacturing, and sale of our products.
John B. Lowe, Jr., age 76
Mr. Lowe has been a member of our Board of Directors since 2005. Mr. Lowe has been Chairman of TDIndustries, Inc., a national mechanical/electrical/plumbing construction and facility service company, since 1981. From January 1981 to January 2005, Mr. Lowe also served as Chief Executive Officer of TDIndustries. From March 2004 to May 2014, Mr. Lowe served as a director of Zale Corporation, a publicly-owned specialty retailer of fine jewelry, including as Chairman of the Board from August 2007 to May 2013, and is a director of KDC Platform, LLC, engaged in real estate development.
Mr. Lowe has extensive experience with respect to corporate management and leadership, management development, strategic planning, compensation and governance matters, has public and private company board experience, and extensive experience with social responsibility organizations.
Kieran M. O’Sullivan, age 54
Mr. O’Sullivan has been a member of our Board of Directors since 2015. He is President, Chief Executive Officer and Chairman of the Board of CTS Corporation, a publicly-owned designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. Prior to joining CTS in 2013, Mr. O’Sullivan served as Executive Vice President of Continental AG’s Global Infotainment and Connectivity Business and led the NAFTA Interior Division, having joined Continental AG, a global automotive supplier, in 2006.
Mr. O’Sullivan has over twenty-five years of leadership experience in operations, strategy, mergers and acquisitions, and finance roles in the manufacturing services, electronics, and automotive business segments, experience in global markets, as well as experience as a sitting President and Chief Executive Officer of a publicly-owned corporation.
David A. Reed, age 68
Mr. Reed has been a member of our Board of Directors since 2003. Mr. Reed is President of a privately-held family investment management company. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative and marketing roles in his 26-year tenure with the firm. He served on Ernst & Young LLP’s Management Committee and Global Executive Council from 1991-2000. His experience includes service as a director for several publicly-owned, venture capital and private equity-based companies since 2000.
Mr. Reed has accounting and financial acumen, with particular knowledge of financial reporting and taxation, and has public company board experience.
Unless contrary instructions are indicated, the persons named as proxies in the form of proxy card solicited from holders of the Common Stock will vote for the election of the nominees indicated above. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

Directors are elected by a plurality of the votes cast at the meeting. See “Voting Securities – Vote Required on Proposals.”
The Board of Directors recommends a vote FOR election of the ten nominated directors.
CORPORATE GOVERNANCE AND RELATED MATTERS
Statement Regarding Corporate Governance
The Company regularly monitors developments in the area of corporate governance, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform Act of 2010 (the “Dodd-Frank Act”), and rules promulgated by the SEC and the NYSE. The Company complies with all laws and rules applicable to corporate governance, and has continually implemented “best practices” as the Company deems appropriate to protect and enhance stockholders’ interests.

The Company’s Governance Principles, as well as the Charters and Key Practices of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, in addition to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and Whistleblower Policy can be accessed on the Company’s website at www.drewindustries.com. A copy of any corporate governance document will be furnished, without charge, upon written request to Secretary, Drew Industries Incorporated, 3501 County Road 6 East, Elkhart, Indiana 46514. Information on our website is not incorporated by reference into this Proxy Statement.
Board of Directors and Director Independence
Directors are elected annually by the Company’s stockholders for one year terms. The Board currently consists of one Director, Jason D. Lippert, who is employed by the Company as its Chief Executive Officer and nine independent Directors.
The Board of Directors reviews at least annually the independence of each Director. During these reviews, the Board considers transactions and relationships between each Director (and his immediate family and affiliates) and the Company and Management to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. The review is based primarily on responses of the Directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships. In March 2016, the Board determined that none of Messrs. Gero, Abrams, Crespo, Deely, Graham, Hegi, Lowe, O’Sullivan, nor Reed, nor any members of their immediate families, have any transactions or relationships with the Company or its subsidiaries. Accordingly, the Board has determined that each of these nine Directors meets the “independence” standards of the NYSE.
In making the determination of independence, the Board applied the following standards, in addition to other relevant facts and circumstances:

•	A director who is an employee, or whose immediate family member is an executive of the Company, is not independent until three years after the end of such employment relationship.

•
A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), generally is not independent until three years after he ceases to receive more than $120,000 per year in such compensation.

•
A director is not independent if (i) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•
A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•
A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues, in each case is not independent until three years after falling below such threshold.

•
A director who is, or whose immediate family member is, an officer, director or trustee of a not-for-profit organization that received contributions from the Company during the organization’s most recent fiscal year equal to or greater than the lesser of $50,000 and 1 percent of the organization’s total annual donations is not independent.

The independent Directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2015, the Board of Directors held ten meetings. All Directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and the Board committees on which they served.
Board members are expected to attend the Company’s annual meetings. At the Company’s 2015 Annual Meeting, all members of the Board were present, with the exception of Mr. O’Sullivan who was unavailable due to a prior commitment.
Leadership Structure
The Company has continuously maintained separate positions for Chairman of the Board and for Chief Executive Officer in order to provide an independent and unbiased level of review and oversight of senior management. James F. Gero currently serves as Chairman of the Board, and Jason D. Lippert serves as Chief Executive Officer. The Chairman of the Board coordinates the activities of the independent Directors, serves as a liaison on Board-related issues between the independent directors and the CEO, and performs any other duties and responsibilities that the Board of Directors may determine. While the Board elects a Chairman of the Board annually, it is generally expected that he or she will serve for more than one year.
The role of the Chairman of the Board also includes:

•	presiding at executive sessions, with the authority to call meetings of the independent directors;

•	advising on the selection of Committee chairs;

•	approving the agenda, schedule and information sent to the Directors for Board meetings and assuring that there is sufficient time for discussion of all items on Board meeting agendas;

•	working with the CEO to prepare a schedule of strategic discussion items; and

•	guiding the Board’s governance processes, including the annual Board self-evaluation and succession planning.
The Board periodically reviews the Company’s board leadership structure to evaluate whether it remains appropriate for the Company.
Executive Sessions
The independent Directors meet regularly in executive sessions without Management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by the Chairman of the Board. Additional executive sessions may be called by the Chairman of the Board in his discretion or at the request of the Board.
Board Committees
The Company has three standing committees of the Board of Directors: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee. All members of each Committee are independent Directors who meet the independence and experience standards of the NYSE. The Board annually selects the Directors who serve on the Committees. Each Committee functions pursuant to a written Charter and written Key Practices adopted by the Board of Directors and reviewed annually by each Committee.
The following table reflects the current membership of each Board Committee:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
James F. Gero	✓	✓	✓
Leigh J. Abrams	✓	✓
Frank J. Crespo	✓		✓
Brendan J. Deely		Chair	✓
Tracy D. Graham	✓		✓
Frederick B. Hegi, Jr.	✓		✓
John B. Lowe, Jr.		✓	Chair
Kieran M. O’Sullivan	✓	✓
David A. Reed	Chair	✓

Audit Committee
The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the conduct and integrity of the Company’s financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence, qualifications and performance of the Company’s independent auditor; (iv) the adequacy and effectiveness of the Company’s systems of internal control over financial reporting and disclosure controls and procedures, and the performance of the Company’s internal audit function; and (v) the Company’s cybersecurity risks and strategies. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Committee selects the Company’s independent auditor, which selection is submitted to the stockholders for ratification in this Proxy Statement. See “Proposal 4. Appointment of Auditors.”
All of the Audit Committee members meet the independence and experience requirements of the NYSE and the Securities and Exchange Commission. Tracy D. Graham joined the Audit Committee in March 2016. Mr. Reed serves as Chairman of the Committee, and each member of the Committee has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. This Committee held seven meetings during the year ended December 31, 2015.
Corporate Governance and Nominating Committee
The purpose of the Corporate Governance and Nominating Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Board members; (ii) determining the composition of the Board of Directors and its Committees; (iii) monitoring a process to assess Board effectiveness; (iv) developing and implementing the Company’s corporate governance principles and business guidelines; and (v) evaluating potential candidates for executive positions. The Committee oversees the development of executive succession plans, coordinates with the Compensation Committee with respect to compensation of Directors, reviews and approves related person transactions, and resolves any conflicts of interest involving a director. The Committee also reviews and, if necessary, recommends revisions to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and other governance policies adopted from time to time.
The Corporate Governance and Nominating Committee leads the search for individuals qualified to become Directors and to select nominees to be presented for stockholder approval at each Annual Meeting of Stockholders and to fill vacancies on the Board of Directors. See “Proposal 1. Election of Directors – Director Qualifications and Selection Process.”
Tracy D. Graham joined the Committee in March 2016. Mr. Lowe serves as Chairman of the Committee. This Committee held four meetings during the year ended December 31, 2015.
Compensation Committee
The purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; and (ii) to prepare an annual report on executive compensation and a Compensation Discussion and Analysis for inclusion in the Company’s Proxy Statement.
The Compensation Committee is responsible for reviewing the performance and development of the Company’s Management in achieving corporate goals, and to ensure that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, negotiates the compensation terms for the Company’s Chief Executive Officer, administers the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated (the “Plan”), approves equity awards, and coordinates with the Corporate Governance and Nominating Committee with respect to compensation of Directors. The Compensation Committee ratified the compensation, consisting of salary, incentive bonus, discretionary bonus, equity awards and benefits paid for 2015 to the “named executive officers.” See “Executive Compensation - Compensation Discussion and Analysis.”
Mr. Deely serves as Chairman of the Committee. This Committee held six meetings during the year ended December 31, 2015.
Risk Management Oversight
The Company faces a number of material risks, including financial and operational risks. Accordingly, the Company conducts regular enterprise risk management reviews to identify and assess these risks, and to implement effective plans to manage them. The entire Board of Directors is directly involved with risk management oversight. In addition, the Company’s Chief Executive Officer and Chief Financial Officer meet regularly with the Audit Committee to discuss risks facing the Company, the status and effectiveness of plans implemented to manage such risks, and new risks as they arise. The Audit Committee regularly reports to the entire Board to apprise the Directors of Management’s efforts in regard to risk management.

In March 2016, the Board of Directors established a Risk Committee, which will be chaired by Mr. Crespo and includes Messrs. Graham, O'Sullivan and Reed as members. The purpose of this new committee will be to provide oversight of Company-wide risk management practices, including with respect to management’s identification and evaluation of major strategic, operational, regulatory, reputational, IT and external market risks inherent in the business of the Company, and the control processes with respect to such risks;

to review the division of risk-related responsibilities of the other Board committees; and in conjunction with the full Board, to approve the Company’s enterprise risk management framework.
Compensation-Related Risk
To identify risks that could be created by our compensation policies and practices, the Compensation Committee reviews enterprise risk management assessments, and evaluates our controls to determine if they adequately mitigate against compensation related risks. If appropriate, controls are modified or supplemented. The Compensation Committee assessed our executive compensation programs, and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation programs, including the design of long-term incentive plans, oversight by the Compensation Committee, and sufficiency of control features, prevent unintentional material risk. In addition, stock ownership guidelines, the long-term nature of equity awards, share retention, and incentive compensation forfeiture, taken together, motivate Management to carefully consider risk in making business decisions and evaluating growth opportunities, and mitigate against excessive risk-taking to achieve short-term results.
Compensation Recoupment Policy
The Board of Directors has approved a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards under the Plan, or any successor plan, the amount, payment and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy will be administered by the Compensation Committee, as more fully described in the policy which is included in the Compensation Committee Key Practices.
Stock Options, Deferred Stock Units and Restricted Stock
It has been, and will continue to be, the Company’s policy to obtain stockholder approval for any equity-based compensation plans for Directors, officers and employees. The Company’s existing equity-based compensation plan was approved by stockholders on May 18, 2011, and amended with stockholder approval on May 22, 2014.
Director Stock Ownership Requirements
To help align the personal interests of non-employee Directors with the interests of stockholders, all non-employee Directors are required to hold Company stock or DSUs equivalent to 4.5x each non-employee Director’s annual cash retainer (exclusive of any cash retainer for serving as a Board or Committee chair). Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, the individual and his or her immediate family members residing in the same household, plus DSUs or stock awards (whether vested or unvested). Stock options (whether vested or unvested) would not count toward satisfaction of the guidelines. Non-employee Directors are required to achieve ownership in accordance with the guidelines within three years of the date they assume their position. As of the date of this Proxy Statement, all non-employee Directors satisfy the stock ownership requirements.
Employees and Directors Guidelines for Business Conduct
The Company has Guidelines for Business Conduct which all management employees and Directors are required to annually sign and to follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its Chief Executive Officer, President, Chief Financial Officer, and the financial officers of the Company and its subsidiaries.
Management and Board Succession
The Board periodically reviews with the Chief Executive Officer and maintains a succession plan for executive officers, after considering recommendations from the Corporate Governance and Nominating Committee. The plan is designed to ensure an effective transition of management of our operations to qualified executives upon the retirement of senior executives. The Board is also responsible for maintaining an emergency succession plan that is reviewed periodically with Management.
Disclosure Committee
The Company has a Disclosure Committee which holds regular quarterly meetings, comprised of executive, financial, operating and legal management personnel. The Disclosure Committee helps to identify issues and developments which may arise during the quarter that may require disclosure, and is a key part of the Company’s disclosure controls and procedures intended to ensure that information required to be disclosed by the Company in public reports is made available to Management and reported within the specified time periods. In addition, each quarter, the Company’s key management personnel are required to certify in writing whether or not any matters arose that should be considered for disclosure.

Whistleblower Policy
The Company has a Whistleblower Policy which establishes policies and procedures for reporting of complaints by officers, employees, and other stakeholders of the Company, on a confidential and anonymous basis, regarding questionable accounting or auditing matters, internal controls, illegal practices, or violations of adopted policies of the Company.
Contacting the Board of Directors
Any stockholder, or other interested party, who wishes to communicate with the Board of Directors, or our independent Directors as a group, or any member of the Board, may do so electronically by sending an e-mail to drew@drewindustries.com or by writing to any Director c/o Drew Industries Incorporated, 3501 County Road 6 East, Elkhart, Indiana 46514. Communications received electronically or in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances described in communications received. For example, communications regarding accounting, internal accounting, internal accounting controls and auditing matters generally will be forwarded to the Chairman of the Audit Committee.
DIRECTOR COMPENSATION
The following table summarizes compensation paid to non-employee Directors during fiscal 2015:

Name	Fees Earned or Paid in Cash		Stock Awards(2)	Total

James F. Gero	$194,206	(1)	$130,007	$324,213
Leigh J. Abrams	$83,250		$130,007	$213,257
Frank J. Crespo	$64,431		$219,779	$284,210
Brendan J. Deely	$100,000		$130,007	$230,007
Frederick B. Hegi, Jr.	$95,738	(1)	$130,007	$225,745
John B. Lowe, Jr.	$118,163	(1)	$130,007	$248,170
Kieran M. O’Sullivan	$58,931		$219,779	$278,710
David A. Reed	$117,013	(1)	$130,007	$247,020
	$831,732		$1,219,600	$2,051,332

(1)
Represents the value, as of the date earned, of DSUs issued in lieu of cash compensation in payment of Directors’ fees. To encourage our Directors’ long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors’ fees. The number of DSUs, credited at the fair market value of the stock on the date earned, is equivalent to 115 percent of the earned fee. The DSUs are distributed in the form of shares of Common Stock of the Company at the end of the deferral period selected by the Director, subject to earlier distribution upon death, disability, or certain changes-in-control of the Company. Until shares representing the DSUs are distributed, the Director does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividend equivalents in DSUs if dividends are issued to stockholders.

(2)
In November 2015, each non-employee Director was granted 2,205 restricted shares of the Company’s Common Stock, having a value of $130,007. The fair value was $58.96 per share, the closing price on the day before the grant. The closing price on the grant date was $58.33. Additionally, in May 2015, Mr. Crespo and Mr. O’Sullivan each received upon their election to the Board a grant of 1,459 restricted shares of the Company’s Common Stock, having a value of $89,772, representing a prorata portion of the annual equity component of director compensation that had been granted to the other non-employee directors in November 2014. The fair value was $61.53 per share, the closing price on the day before the grant. In November 2014, each independent Director was granted 2,777 restricted shares of the Company’s Common Stock, having a value of $130,019. Shares of restricted stock are not transferable until the first anniversary of the grant date. Shares of restricted stock entitle the holder to all rights of a stockholder, including the right to vote and to receive any dividends, subject to the same restrictions as the underlying shares. Non-employee Directors can also receive non-qualified stock options or other stock-based awards under the Plan. No stock options were granted in fiscal 2015 to our non-employee Directors. The non-employee Directors held restricted shares and stock options as of December 31, 2015 as follows:

Name	Restricted Shares	Vested Options	Unvested Options
Mr. Gero	2,205	11,500	—
Mr. Abrams	2,205	18,000	—

Name	Restricted Shares	Vested Options	Unvested Options
Mr. Crespo	3,664	—	—
Mr. Deely	2,205	—	—
Mr. Graham	2,085	—	—
Mr. Hegi	2,205	11,500	—
Mr. Lowe	2,205	11,500	—
Mr. O’Sullivan	3,664	—	—
Mr. Reed	2,205	—	—
Discussion of Director Compensation
Directors who are employees of the Company do not receive additional fees or other compensation for serving as Directors. Through June 30, 2015, independent directors received a combination of an annual cash retainer of $32,500, fixed fees for each meeting attended (paid quarterly), and an annual equity grant which, for 2015, was valued at $130,000 on the date of grant. The Chairman of the Board and each Committee Chairman received an additional annual fee for the additional responsibilities related to their respective positions. The following table sets forth the additional annual fees for the Board and Committee Chairs that were in effect during the first half of 2015:

Annual Fee for Board or Committee Chair:
Board of Directors	$82,500
Audit Committee	$15,000
Compensation Committee	$15,000
Corporate Governance and Nominating Committee	$15,000
The following table sets forth the fees paid per meeting during the first half of 2015:

	Chairman of the Board	Committee Chairman	Other Directors
Meeting Fees:
Board of Directors	$1,750	$1,500	$1,500
Audit Committee	$2,500	$3,000	$2,500
Compensation Committee	$1,500	$2,000	$1,500
Corporate Governance and Nominating Committee	$1,500	$2,000	$1,500
Effective July 1, 2015, compensation for non-employee Directors was adjusted in light of changes in Committee membership and the number of meetings held during the year on average. The annual cash retainer for non-employee Directors was increased to $82,500, and includes compensation for up to 25 Board and Committee meetings. Attendance at any meetings in excess of the 25 earns compensation of $1,500 per meeting. The additional annual fees paid to the Chairman of the Board and each Committee Chairman were likewise adjusted as part of the simplified compensation structure. The following table sets forth the additional annual fees for the Board and Committee Chairs that were in effect for the second half of 2015:

Adjusted Annual Fee for Board or Committee Chair:
Board of Directors	$80,000
Audit Committee	$18,000
Compensation Committee	$16,500
Corporate Governance and Nominating Committee	$15,000
EXECUTIVE COMPENSATION

This section provides information relating to our executive compensation programs and the compensation paid to or accrued for our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during fiscal year 2015 (collectively, our “named executive officers,” or “NEOs”). Officers are elected annually by the Board of Directors, and in 2015 included the following individuals:

JASON D. LIPPERT (age 43) became Chief Executive Officer of the Company effective May 10, 2013, and has been Chief Executive Officer of Lippert Components since February 2003. Mr. Lippert has over 16 years of experience with Drew and its subsidiaries, and has served in a wide range of leadership positions.

SCOTT T. MERENESS (age 44) became President of the Company effective May 10, 2013, and has been President of Lippert Components since July 2010. Mr. Mereness has over 16 years of experience with Drew and its subsidiaries, and has served in a wide range of leadership positions.

DAVID M. SMITH (age 52) has been Chief Financial Officer since September 2015. Prior to joining the Company, Mr. Smith served for the past ten years as Senior Vice President and Chief Financial Officer of Key Safety Systems, Inc., a global leader in the design, development and manufacturing of passive safety systems primarily to the automotive industry.

JOSEPH S. GIORDANO III served as Chief Financial Officer of the Company from May 2008, and Treasurer from May 2003, until September 2015. Prior to that, he was Corporate Controller from May 2003 to May 2008. Prior to joining the Company, from July 1998 to August 2002, Mr. Giordano was a Senior Manager at KPMG LLP, and from August 2002 to April 2003, Mr. Giordano was a Senior Manager at Deloitte & Touche LLP. In April 2015, the Company announced that Mr. Giordano would be leaving the Company to pursue other business opportunities. Mr. Giordano agreed to continue in his role with the Company until a new CFO was in place to ensure an orderly transition.

TODD W. DRIVER joined Lippert Components in September 1998, and became Chief Operating Officer of Lippert Components effective May 2013. In October 2015, Mr. Driver resigned his position, which became effective on January 1, 2016, to pursue other opportunities. A 17-year veteran of the RV industry, Mr. Driver held several managerial positions during his tenure with Lippert Components.

ROBERT A. KUHNS (age 50) joined the Company in March 2013, and has been Vice President – Chief Legal Officer and Secretary since July 2013. Prior to joining the Company, he was a partner in the Corporate Group at the Minneapolis office of Dorsey & Whitney LLP, a full-service global law firm.

JAMIE M. SCHNUR (age 44) became Chief Administrative Officer of Lippert Components effective May 2013. Mr. Schnur has over 19 years of experience with Drew and its subsidiaries, and has served in a wide range of leadership positions with Lippert Components.

NICK C. FLETCHER (age 55) joined Lippert Components in February 2013 as Vice President of Human Resources. Since January 2015, he has been Chief Human Resources Officer. Prior to joining Lippert Components, Mr. Fletcher provided consulting services and held roles in senior level positions at American Commercial Lines, Continental Tire, Wabash National, Siemens and TRW.

BRIAN M. HALL (age 41) joined the Company in March 2013, and has been Corporate Controller since July 2013. Prior to joining the Company, he was a Certified Public Accountant with PricewaterhouseCoopers LLP and Crowe Horwath LLP for over 16 years.
Named Executive Officers
Our named executive officers are determined by the Board of Directors in accordance with the rules of the Securities and Exchange Commission. For 2015, our named executive officers include: Jason D. Lippert, our Chief Executive Officer; Scott T. Mereness, our President; David M. Smith, our Chief Financial Officer; Joseph S. Giordano III, our former Chief Financial Officer and Treasurer; Todd W. Driver, the Chief Operating Officer of Lippert Components; and Jamie M. Schnur, the Chief Administrative Officer of Lippert Components.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the major elements of our compensation programs for the executive officers named in the Summary Compensation Table in this Proxy Statement. This CD&A also discusses the objectives, philosophy, process and decisions underlying the compensation of the named executive officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this Proxy Statement.
Compensation Philosophy
Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives capable of superior performance, by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards these executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of these executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution as well as overall business results, and to align executive and stockholder interests. A significant portion of the total compensation paid to our NEOs is in the form of long-term equity.
Our compensation policy has demonstrated over time that sound business decisions by these executives are in the best interests of the Company and our stockholders, as well as the executives. Accordingly, we reward performance in excess of pre-established targets of earnings, return on invested capital, return on assets, and earnings growth, and we avoid establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations.
At the Annual Meeting of Stockholders held on May 21, 2015, our stockholders approved, in an advisory vote, the compensation paid to our NEOs for 2014. In the advisory vote, 82 percent of the votes cast voted in favor of the 2014 compensation. Although the vote was non-binding, the Compensation Committee reviewed the results of the vote and considered the high approval rate as an indication that stockholders generally support the Company’s executive compensation philosophy and decisions. In addition, the Proxy Statement for the 2015 Meeting contained a description of the new compensation arrangement adopted by the Company for the senior officers of the Company and its wholly-owned subsidiary Lippert Components for fiscal year 2015. The compensation paid to the Company’s NEOs for 2015 was paid in accordance with such program. We have determined that our stockholders should vote on an advisory say-on-pay proposal each year. Accordingly, our Board of Directors recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “Proposal 3 – Advisory Vote on Executive Compensation” in this Proxy Statement.
2015 Business Highlights
Consolidated net sales for the year ended December 31, 2015 increased to a record $1.4 billion, 18 percent higher than the year ended December 31, 2014. Acquisitions completed by the Company in 2015, as well as the Furrion Limited distribution and supply agreement for premium electronics, added $52 million in net sales in 2015. The five percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, the Company’s primary RV market, as well as increased content per unit through market share gains, positively impacted net sales growth in 2015. In 2015, the Company continued to grow sales to both adjacent industries and the aftermarket for the RV and manufactured housing segments. Aggregate net sales to adjacent industries increased 40 percent to $193 million and aftermarket net sales increased 62 percent to $103 million. Together, these markets now account for 21 percent of consolidated net sales, double the percentage from 2010.
For the full-year 2015, the Company’s net income increased to $74.3 million, or $3.02 per diluted share, up from net income of $62.3 million, or $2.56 per diluted share, in 2014. Excluding certain charges for severance, environmental and legal costs in 2015, net income would have been $79.0 million in 2015, or $3.20 per diluted share, and excluding the 2014 loss on the sale of the Company’s aluminum extrusion-related assets, net income would have been $63.5 million in 2014, or $2.61 per diluted share.
For 2015, the Company achieved an 18.4 percent return on equity, an improvement from the 17.5 percent return on equity in 2014. In April 2015, the Company paid a special dividend of $2.00 per share, aggregating $48.2 million.
Our results of operations are discussed in detail in the accompanying Annual Report.

Compensation Process
The Compensation Committee is responsible for reviewing the performance of our executive officers in achieving our long-term business objectives, and ensuring that such executives are compensated consistent with those objectives, as well as competitive practices. The Committee provides oversight and guidance in the development of compensation and benefit programs for our senior executives, and confirms that compensation paid to those NEOs who have employment agreements is in compliance with the agreements.
The Committee reviews the executive compensation program in connection with our annual performance review process, which typically begins in November of each fiscal year, with changes to base compensation effective January 1st. We typically set base salary structures and annual incentive targets after taking into consideration a combination of financial performance results, Management recommendations and external data from a peer group of similarly sized and type of companies. While peer group data provides a useful point of reference for measurement, rather than the determinative factor, for executive compensation, we believe this approach helps us ensure that our compensation cost structures will allow us to remain competitive in our markets. From time to time, the Committee may use outside compensation consultants to assist it in analyzing our compensation programs and determining appropriate levels of compensation and benefits. The decision to retain consultants and, if so, which consultants to retain, is made solely by the Committee.
The Chief Executive Officer participates in the Committee’s meetings at the committee’s request. To aid the Committee in making its determination, tally sheets summarizing total compensation for the last three fiscal years, as well as the current inventory of stock-based awards held by the executive officers, are provided. The Chief Executive Officer provides recommendations annually to the Committee regarding the compensation of all executive officers. Management does not participate in the final determination of the amount or form of executive compensation.

In July 2013, the Committee engaged Exequity LLP, an independent consultant that reports directly to the Committee. Exequity’s role is to provide the Committee with ongoing general advisory services, which may include assistance with review of executive pay proposals and program designs, various data analyses, support with respect to relevant legal and regulatory considerations impacting executive compensation and benefit programs, and updates on market trends. A representative of Exequity regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Exequity LLP provides no services or advice to any executive or employee of the Company, and provided no other services to the Company for 2015. The Committee is empowered to retain or replace Exequity LLP or to hire additional consultants at any time.
In evaluating the competitiveness of our compensation programs for 2015, Exequity reviewed, and provided to the Committee, market data regarding the compensation practices of a peer group of 19 publicly traded companies listed below:

Peer Group for 2015 Compensation
American Axle & Manufacturing Holdings, Inc.	Quaker Chemical Corporation
Applied Industrial Technologies, Inc.	Quanex Building Products Corporation
CLARCOR Inc.	Standard Motor Products Inc.
Donaldson Company, Inc.	Stoneridge Inc.
Franklin Electric Co., Inc.	Tennant Company
Gentex Corp.	Thor Industries Inc.
Gentherm Incorporated	Wabash National Corp.
Graco Inc.	Watts Water Technologies, Inc.
Lincoln Electric Holdings, Inc.	Winnebago Industries Inc.
Materion Corporation
In February 2015, in consultation with Exequity LLP and following discussions with the CEO, the Compensation Committee approved a new compensation arrangement for the senior officers of the Company and its wholly-owned subsidiary Lippert Components for fiscal year 2015, including with respect to named executive officers of the Company, that, in addition to base salary, includes an annual management incentive program and value-based equity awards consisting of performance stock awards and time-based deferred stock awards. Base salaries for fiscal year 2015 for the CEO and most senior officers were generally increased by 5 percent in recognition of the Company’s performance in 2014, and will be reviewed and adjusted on an annual basis. Based on the Committee’s review of the tally sheets and external peer data, the Committee determined that the amounts of compensation to be paid to our NEOs for 2015 were reasonable, and were appropriate based on our financial results of operations and the individual performance of each of the executives.
The Committee expects to rely on the same compensation structure for purposes of its fiscal 2016 compensation decisions, but reserves the right to make structural modifications to the key elements of the compensation provided to executive officers from year to year. We believe, however, the design of our base and incentive annual cash compensation appropriately provides market compensation to our executive officers. The Committee periodically reviews our compensation policy utilizing both internal and external sources of information and analysis relating to financial results of operations, individual performance, long-term return to stockholders, compensation related risk assessment, and compensation afforded by other employers to comparable-level executives. If appropriate, changes are recommended. Our pay-for-performance incentive compensation programs have over many years effectively linked executive compensation to our long-term and short-term performance.

Incentive Compensation Criteria and Practices
The following table outlines our principal incentive compensation criteria and practices which were in effect for 2015, and the reasons for our compensation decisions:

Our performance criteria	Reasons for this compensation decision
Annual

Return on net assets or invested capital in excess of a pre-established threshold.	Motivates optimizing asset utilization and annual earnings; and promotes investments in opportunities likely to yield high returns.

Our performance criteria	Reasons for this compensation decision
Long-term

Long-term return on invested capital in excess of a pre-established threshold, payable in long-term DSUs.

Growth in earnings per share for a multi-year period in excess of a pre-established threshold, payable in equity.

Incentive for effective execution of long-term strategic plans, and long-term management of assets.

Incentive for effective execution of long-term strategic plans, and aligns executives’ and stockholders’ long-term interests.

Our payment practices	Reason for this payment practice
Portion of executives’ annual incentive compensation in excess of pre-established amounts payable in DSUs.	Increases equity ownership to align executive and stockholder long-term interests.

Annual awards of DSUs that vest over three years or are performance-based.	Ensures that executives have a continuing personal interest in the long-term success of the Company, and creates a culture of ownership.
We did not grant bonuses for increases in the price of our stock because we believe that stock price is frequently the result of market factors beyond executives’ control.

Principal Elements of Compensation of Named Executive Officers
The principal components of our executive compensation program in 2015 were base salary, annual and long-term performance-based incentive compensation, annual equity-based awards consisting of DSUs, and other personal benefits. While the components of compensation are considered separately in this discussion, we take into account the full compensation package provided to each of the NEOs.
- Base Salaries
Base salaries are designed to provide regular recurring compensation for the fulfillment of the regular duties and responsibilities associated with job roles, and are paid in cash on a weekly basis. Based on a review of the salaries paid to executives with similar responsibilities at comparable companies and on their business experience, the Compensation Committee established levels of base salary for our executives as a fixed component of a market-competitive total compensation opportunity designed to attract and retain these key employees. The level of base salary is a function of the executive’s experience, skills, responsibilities and leadership role within the Company.
The Compensation Committee reviews base salaries annually. The Committee establishes base salaries for executive officers (other than the Chief Executive Officer) based upon prior year performance and recommendations of the Chief Executive Officer as presented to the Committee for approval or modification, in conjunction with available market data. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. The base salary of the Chief Executive Officer is established by the Committee after consideration of the Chief Executive Officer’s performance for the prior year. As part of its determination, the Compensation Committee reviews the Company’s actual performance during the year, as well as available market data.
- Annual Incentive Compensation
Consistent with our emphasis on pay-for-performance compensation programs, our Board of Directors adopted, and our stockholders approved, the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated. The Plan authorizes performance-based awards in cash or equity, based on the pre-established performance criteria. Under the 2015 Annual Incentive Program approved by the Committee for the Company’s senior officers (the “2015 Program”), participants earned annual performance-based incentive compensation based on the results of the Company financial performance measurements for the program year, which for 2015 was based on goals for return on invested capital (“ROIC”) or return on net assets (“RONA”). With respect to the Company’s most senior officers, 10 percent of the incentive award was also based on revenue growth targets. Once the bonus payment amount is determined, payment is made in cash up to twice the participant’s base salary, and any excess is paid out half in cash and half in DSUs with a minimum deferral period of one year. The 2015 Program includes, among other provisions, termination and clawback provisions.
- Long-term Incentive Compensation
To motivate effective strategic planning, a substantial portion of our executives’ compensation consists of long-term performance-based awards granted in equity to align the interests of our executives and stockholders over a multi-year period. The Committee approved terms and conditions for long-term incentive grants of performance shares in 2015 pursuant to the Plan, and adopted a new form of performance stock award agreement setting forth those terms and conditions. The 2015 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted diluted earnings per share (“EPS”) above a benchmark EPS of $2.61. The performance shares will require a 12 percent annualized growth rate in adjusted EPS to earn the target number of shares, and an 18 percent annualized growth rate to achieve the maximum opportunity of 150 percent of the target shares. The award agreements include, among other provisions, termination, change-in-control, and clawback provisions.
- Annual Equity-Based Awards
To encourage our executives’ long-term ownership of our Common Stock, in accordance with the Plan the Company grants annual awards of DSUs. The DSUs provide for vesting and distribution of shares of our Common Stock at the end of specified periods, subject to earlier distribution upon death, disability, change-in-control of the Company leading to the termination of employment, or involuntary termination of employment without cause. Until shares represented by the DSUs are distributed, the executive does not have any rights of a stockholder of the Company with respect to such shares, other than to receive additional DSUs equivalent in value to any dividends issued to stockholders. The award agreements include, among other provisions, termination, change-in-control, and clawback provisions.
We do not limit DSU grants based on the current level of equity ownership of our NEOs or the unvested portion of their prior awards. On the contrary, we believe that the greater the extent of their equity interest in the Company, the more closely aligned their personal interests become with the interests of our stockholders.
Other Compensation Programs
In order to be competitive with market employment and compensation practices, we maintain the following benefit programs:
- 401(k) Plan
We do not maintain any defined benefit retirement plans or other pension or profit-sharing plans. To provide retirement benefits for executives, the Company maintains a discretionary 401(k) plan, covering all eligible employees, pursuant to which the Company matched a portion of contributions up to the 2015 statutory maximum of $10,600 per employee. The aggregate amount of the Company’s contributions with respect to the NEOs was $72,700 for 2015. Although our 401(k) plan permits profit-sharing contributions, the Company has not made any such contributions to the plan.
- Deferred Compensation Plan
To provide a means for deferral of taxation on compensation, the Company maintains an Executive Non-Qualified Deferred Compensation Plan (“Deferral Plan”) for certain executives, including the NEOs. The Company does not make any contributions to the Deferral Plan but is responsible for certain costs of Deferral Plan administration, which are not significant. Pursuant to the Deferral Plan, the NEOs are eligible to defer all or a portion of their earned base salary and incentive compensation. Each participant is fully vested in all deferred compensation and earnings on investments credited to his or her account because the Deferral Plan participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from our general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.
Perquisites and All Other Benefits
As a competitive employee benefit, we provide employee health insurance in which the NEOs participate, the aggregate cost of which for the NEOs was $62,700 for 2015. We also provided other employee benefits in which the NEOs participate, including life and disability insurance, and an automobile allowance together with related expenses. We do not provide or reimburse our executives for personal use of an airplane, or for financial planning, tax preparation, or home security.

Change-in-Control; Severance
In February 2015, the Committee approved and adopted a form of Executive Employment Agreement for senior officers that have an initial three year term with automatic one-year renewals, and that provide severance payments or other benefits under certain circumstances following termination. In the event of a termination by the Company without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), the agreement provides that the Company’s most senior executive officers would be entitled to severance compensation consisting of two years base salary, an amount equivalent to two times his or her average bonus of the prior three years (with the average capped at current base salary), as well as a proportionate amount of any payment due under the then-current management incentive plan and accelerated vesting of time-based equity awards. In the event of termination on account of disability or death, such officers would be entitled to compensation consisting of one year base salary, as well as a proportionate amount of any payment due under the then-current management incentive plan, accelerated vesting of time-based equity awards, and a proportionate amount of shares earned pursuant to performance-based equity awards. The agreement also includes restrictive covenants with respect to non-competition, non-solicitation and confidentiality.

The Company also has change-in-control agreements with certain of its executive officers that provide for severance benefits in the event of a change-in-control of the Company leading to a qualifying termination of employment.
The Company believes that the agreements serve as appropriate retention tools for these executives by providing security in the event of an unplanned termination of employment in connection with a change-in-control of the Company, or termination for other than cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of the agreements are important to retain these key people whose continued employment might be at risk for reasons other than cause. The specific terms of the change-in-control and severance agreements are summarized in “Potential Payments on Termination or Change-in-Control.”

Executive Stock Ownership Requirements

To further align the personal interests of senior executives with the interests of our stockholders, we have established guidelines for ownership of the Company’s Common Stock by our Chief Executive Officer, President and Chief Financial Officer (each, a “Restricted Executive”) as a multiple of the executive’s cash salary as of December 31, 2015 as set forth in the following table:

Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, a Restricted Executive and his or her immediate family members residing in the same household, plus deferred stock units or stock awards (whether vested or unvested). Stock options (whether vested or unvested) would not count toward satisfaction of the guidelines. Restricted Executives are required to achieve ownership in accordance with the guidelines within three years of the later of (i) November 20, 2013, or (ii) the date they assume their position. At December 31, 2015, all the Restricted Executives were in compliance with the guidelines.

Named Executive Officer	Multiple of Salary	Cash Equivalent
Jason D. Lippert, Chief Executive Officer	5.00	$4,200,000
Scott T. Mereness, President	4.00	$2,310,000
David M. Smith, Chief Financial Officer	3.00	$1,500,000

Clawback Policy

The Dodd-Frank Act requires companies to adopt a policy that will recapture excess incentive compensation that was paid to certain executives if based on erroneous financial statements (“clawback”). The SEC, however, has not yet issued rules implementing the clawback requirements. Rather than continue to wait for such rules, the Board of Directors determined it was prudent to adopt a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards under the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated (the “Plan”), or any successor plan, the amount, payment and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy will be administered by the Compensation Committee, as more fully described in the policy. The Company may amend its policy when the SEC promulgates the final rules. Additionally, all awards of incentive compensation are granted subject to the Plan, which provides that the Compensation Committee may review any equity award if the amount, payment or vesting of such award was based on an entry in the financial statements that is the subject of a restatement, and cancel all or any portion of such awards and require the participant to repay to the Company all or any portion of the gain realized on the exercise of equity awards and the value realized on other awards.

Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) disallows a Federal income tax deduction to publicly-held companies for certain compensation paid to their CEO and the three other most highly compensated NEOs employed at the end of the year (other than the CFO), to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Plan is structured so that performance-based incentive compensation, whether paid in cash or DSUs, or the exercise of options granted under the Plan, will qualify as performance-based compensation which will not be subject to the $1 million limitation, resulting in favorable tax treatment to the Company.

Section 409A of the Code

Our compensation plans and arrangements are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.

2015 Executive Performance and Compensation

In February 2015, the Compensation Committee approved a new compensation arrangement for the senior officers of the Company and Lippert Components for fiscal year 2015, including with respect to named executive officers of the Company noted below, that, in addition to base salary, includes an annual management incentive program and value-based equity awards consisting of performance stock awards and time-based deferred stock awards. This arrangement continued our policy of pay-for-performance, and implemented compensation practices further designed to align executive and stockholder interests.

In conjunction with the approval of the 2015 compensation program, the Committee approved and adopted a form of Executive Employment Agreement for its senior officers that have an initial three year term with automatic one-year renewals, and that provide severance payments or other benefits under certain circumstances following termination. In the event of a termination by the Company without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), senior officers (including each of the NEOs) would be entitled to severance compensation consisting of two years base salary, an amount equivalent to two times their average bonus of the prior three years (with the average capped at current base salary), as well as a proportionate amount of any payment due under the then-current management incentive plan and accelerated vesting of time-based equity awards. In the event of termination on account of disability or death, such officers would be entitled to compensation consisting of one year base salary, as well as a proportionate amount of any payment due under the then-current management incentive plan, accelerated vesting of time-based equity awards, and a proportionate amount of shares earned pursuant to performance-based equity awards. The agreement also includes restrictive covenants with respect to non-competition, non-solicitation and confidentiality.

In April 2015, the Company announced that Joseph S. Giordano III, the Company’s Chief Financial Officer for the previous seven years, would be leaving the Company to pursue other business opportunities. As a result, Mr. Giordano did not enter into a new Executive Employment Agreement with the Company. Mr. Giordano agreed to remain in his role as Chief Financial Officer until a new Chief Financial Officer was in place, and continued to receive the same base salary as in 2014. He received additional compensation upon his separation from the Company in October 2015, including salary continuation payments for the next 18 months, a lump sum payment of $93,384 for continuation of health insurance coverage and his automobile allowance, the pro rata portion of the payout he would have received under the Company’s 2015 Annual Incentive Program, further described below, and accelerated vesting of certain time-based stock options and DSUs. Salary continuation payments are subject to Mr. Giordano's continued compliance with non-compete and non-solicitation requirements during the 18 month period, and may be subject to claw back.

Following an extensive executive search conducted by Korn Ferry, David M. Smith joined the Company in September 2015 as Chief Financial Officer. Mr. Smith entered into an Executive Employment Agreement with the Company, with an initial base salary of $500,000. Mr. Smith received a signing bonus of $750,000, paid in three equal annual installments, and participated in the 2015 Annual Incentive Program on a prorated basis.

Base salaries for fiscal year 2015 for Mr. Lippert, Mr. Mereness and most senior officers were generally increased by 5 percent in recognition of the Company’s performance, and will be reviewed and adjusted on an annual basis. Base salaries for Mr. Driver and Mr. Schnur were increased by a higher percentage in conjunction with the new compensation structure adopted by the Committee for senior officers in order to better align their base salaries in proportion to their participation percentage in the new 2015 Annual Incentive Program and total projected compensation for their positions. Future changes would then be expected to follow in line with other senior officers under normal circumstances.
The 2015 base salaries for the following named executive officers were adjusted as follows:

Executive	Title	2014 Base Salary	2015 Base Salary	% Change
Jason D. Lippert	Chief Executive Officer	$800,000	$840,000	5%
Scott T. Mereness	President	$550,000	$577,500	5%
David M. Smith	Chief Financial Officer	N/A	$500,000	N/A
Joseph S. Giordano	Chief Financial Officer	$360,000	$360,000	—%
Todd W. Driver	Chief Operating Officer	$425,000	$543,750	28%
Jamie M. Schnur	Chief Administrative Officer	$285,000	$341,250	34%

Under the 2015 Annual Incentive Program approved by the Committee for the Company’s senior officers, participants earn incentive compensation based on the results of Company financial performance measurements for the program year, which for 2015 was based on goals for Return on Invested Capital (“ROIC”), Return on Net Assets (“RONA”), revenue growth, or a combination thereof. In developing the applicable compensation metrics, the Committee designed a compensation program for these executives which motivate them to achieve specified annual goals. In “Incentive Compensation Criteria and Practices,” on page 20 of this Proxy Statement, we describe the performance criteria and the reasons for utilizing those criteria.

With respect to participation in the 2015 Program by our NEOs, their incentive compensation was based on Company performance goals tied to ROIC, which for purposes of the 2015 Program, means Operating Profit divided by Average Invested Capital, where
Operating Profit is the Company’s fiscal year consolidated operating profit, as detailed in the Company’s financial statements filed with the SEC; and
Average Invested Capital is the average of the prior year end and current year quarterly (Total Stockholders Equity + Indebtedness) - (Cash, Cash Equivalents and Short-Term Investments), where:
Total Stockholders’ Equity is the Company’s total stockholders’ equity as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC;
Indebtedness is the Company’s indebtedness as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC; and
Cash, Cash Equivalents and Short-Term Investments is the sum of the cash, cash equivalents and short-term investments as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

If 2015 ROIC is greater than 15% and less than 18% (“Tier 1”), incentive compensation payable to an NEO would equal the participant’s respective Tier 1 sharing percentage of consolidated operating profit within the tier. If 2015 ROIC is greater than 18% and less than 21% (“Tier 2”), incentive compensation payable to such NEO would equal the participant’s respective Tier 2 sharing percentage of consolidated operating profit within the tier, plus the amount calculated for the Tier 1 bonus. If 2015 ROIC is greater than 21% (“Tier 3”), incentive compensation payable to such NEO would equal the participant’s respective Tier 3 sharing percentage of consolidated operating profit within the tier, plus the amount calculated for the Tier 1 and Tier 2 bonus.

Set forth below are the respective sharing percentages for our NEOs for the 2015 Program:

Executive	Tier 1 Sharing %	Tier 2 Sharing %	Tier 3 Sharing %
Jason D. Lippert	3%	4%	5%
Scott T. Mereness	2%	3%	4%
David M. Smith(1)	0.80%	0.85%	0.90%
Joseph S. Giordano(2)	0.80%	0.85%	0.90%
Todd W. Driver	1.9%	2.5%	2.85%
Jamie M. Schnur	1.53%	1.57%	1.62%

(1) Prorated from first day of employment.
(2) Prorated through separation date.

Once the bonus payment amount is determined, payment is made in cash up to twice the participant’s base salary, and any excess is paid out half in cash and half in deferred stock units (“DSUs”) with a minimum deferral period of one year.

With respect to Messrs. Lippert, Mereness and Smith, 10% of the bonus payment was made further subject to a revenue growth target and payable only to the extent the additional performance goal set forth below was also achieved in 2015:

Revenue Growth Achieved	Bonus Payment % Paid
<$50 million	0%
$50 million	5%
>$50 million and <$60 million	6%
>$60 million and <$70 million	7%
>$70 million and <$80 million	8%
>$80 million and <$90 million	9%
>$90 million and <$100 million	10%

The full revenue growth target was achieved in 2015. The cash amounts paid out to our NEOs pursuant to the 2015 Program are included in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column, with any excess that was paid in DSUs included under the Stock Awards column.

Also in February 2015, the Committee approved terms and conditions for long-term incentive grants of performance shares and DSUs pursuant to the Plan, and adopted new forms of Performance Stock Award and Deferred Stock Award Agreements setting forth those terms and conditions.

The 2015 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted earnings per share above a benchmark EPS of $2.61. The performance shares will require a 12% annualized growth rate in adjusted EPS to earn the target number of shares, and an 18% annualized growth rate to achieve the maximum opportunity of 150% of the target shares. The 2015 DSUs contain a time-based three year vesting schedule, with vesting occurring annually in one-third increments. 67% of the equity awards for Messrs. Lippert and Mereness are performance-based, and 33% vest over time alone. 2015 performance shares and DSUs for the following named executive officers were granted as follows:

Name	Performance Shares (at Target)	DSUs
Jason D. Lippert	34,394	16,940
Scott T. Mereness	24,615	12,124
David M. Smith	—	—
Joseph S. Giordano	—	—
Todd W. Driver	16,000	8,500
Jamie M. Schnur	1,500	6,000
2016 Executive Compensation Program
In February 2016, the Compensation Committee approved compensation for the senior officers of the Company and its wholly-owned subsidiary Lippert Components for fiscal year 2016, including with respect to named executive officers of the Company. Base salaries for fiscal year 2016 were generally increased by 2 percent in recognition of the Company’s performance in 2015. Under the 2016 Annual Incentive Program for the Company’s senior officers (the “2016 Program”), participants earn annual performance-based incentive compensation based on the results of the Company financial performance measurements for the program year, which for 2016 will be based on goals for return on invested capital (“ROIC”). With respect to the Company’s most senior officers, 10 percent of the incentive award is also based on revenue growth targets. Once the bonus payment amount is determined, payment will be made in cash up to twice the participant’s base salary, and any excess will be paid out half in cash and half in DSUs with a minimum deferral period of one year.
The Committee further approved terms and conditions for value-based long-term incentive grants of performance shares and DSUs pursuant to the Plan. The 2016 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted diluted earnings per share (“EPS”) above a benchmark EPS of $3.02. The performance shares will require a 12 percent annualized growth rate in adjusted EPS to earn the target number of shares, and an 18 percent annualized growth rate to achieve the maximum opportunity of 150 percent of the target shares. The 2016 DSUs contain a time-based three year vesting schedule, with vesting occurring annually in one-third increments. For 2016, 67 percent of the equity awards for Messrs. Lippert, Mereness and Smith are performance-based, and 33 percent vest over time alone.
Additional information regarding the 2016 executive compensation program, including a copy of the 2016 Annual Incentive Program, is available on the Company's Current Report on Form 8-K filed with the SEC on February 12, 2016.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

COMPENSATION COMMITTEE
Brendan J. Deely, Chairman
Leigh J. Abrams
James F. Gero
John B. Lowe, Jr.
Kieran M. O’Sullivan
David A. Reed
The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Summary Compensation Table
The following table sets forth the annual compensation awarded to or earned by our named executive officers for the years ended December 31, 2015, 2014 and 2013:
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compen- sation	Long-Term Incentive Compen- sation	All Other Compen- sation(7)	Total

Jason D. Lippert(1)	2015	$840,000	$—	$3,212,368	$1,797,441	$—	$33,993	$5,883,802
Chief Executive Officer	2014	$800,000	$—	$1,062,879	$1,338,495	$2,560,000	$35,437	$5,796,811
	2013	$800,000	$—	$1,081,899	$1,311,931	$1,612,500	$43,003	$4,849,333

Scott T. Mereness(2)	2015	$577,500	$—	$2,361,685	$1,301,690	$—	$30,782	$4,271,657
President	2014	$550,000	$—	$856,702	$994,686	$1,792,000	$36,816	$4,230,204
	2013	$550,000	$—	$877,926	$980,094	$1,128,750	$35,106	$3,571,876

David M. Smith(3)	2015	$125,000	$250,000	$—	$99,742	$—	$9,935	$484,677
Chief Financial Officer

Joseph S. Giordano III(4)	2015	$311,539	$—	$—	$332,475	$—	$977,481	$1,621,495
Chief Financial Officer and	2014	$360,000	$—	$376,254	$339,150	$—	$40,957	$1,116,361
Treasurer	2013	$340,000	$120,000	$477,871	$411,463	$—	$118,725	$1,468,059

Todd W. Driver(5)	2015	$543,750	$—	$1,477,105	$1,148,558	$—	$28,805	$3,198,218
Chief Operating Officer

Jamie M. Schnur(6)	2015	$381,750	$—	$452,175	$653,243	$—	$29,257	$1,516,425
Chief Administrative Officer

(1)
Stock Awards – The 2015 amount is comprised of 16,940 DSUs, having a value of $1,021,313 on the date of grant, 34,394 performance shares (at target), having a value of $2,073,614 on the date of grant, and performance-based incentive compensation of $117,441 paid in DSUs. If performance shares achieve maximum payout of 150%, grant date fair value would equal $3,110,421. See “Executive Compensation – Grants of Plan-Based Awards Table.” The 2014 amount is comprised of 11,200 DSUs, 50 percent of which are performance-based, having a value of $524,384 on the date of grant, and performance-based incentive compensation of $538,495 paid in DSUs. The 2013 amount is comprised of 11,200 DSUs, 50 percent of which are performance-based, having a value of $569,968 on the date of grant, and performance-based incentive compensation of $511,931 paid in DSUs.

Non-Equity Incentive Plan Compensation - The 2015 amount reflects the cash portion of the bonus payment earned pursuant to the 2015 Annual Incentive Program. See “Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation” for the respective sharing percentages of the NEOs for 2015. Bonus earned in excess of twice the participant's base salary is paid in cash, and any excess is paid half in cash, half in DSUs with a minimum deferral period of one year. Total bonus amount earned by Mr. Lippert pursuant to the 2015 Program was $1,914,882.
Long-Term Incentive Compensation – Prior to 2015, Mr. Lippert was compensated pursuant to an Executive Employment and Non-Competition Agreement, providing compensation and benefits for the period January 1, 2012 through December 31, 2014 (the “Prior Agreement”). Each year during his Prior Agreement, Mr. Lippert was granted long-term performance-based incentive compensation pursuant to which he could earn up to 50,000 shares of Common Stock (the “LTI Shares”) for the subsequent three-year period (the “Applicable Measurement Period”). If Adjusted EPS (as defined in the Prior Agreement) for the third year of the Applicable Measurement Period exceeds the Benchmark EPS (as defined in the Prior Agreement) by more than 20 percent, then Mr. Lippert is entitled to receive LTI Shares in proportion to the percentage increase in such Adjusted EPS over 20 percent up to a percentage increase of 40 percent. Amount shown represents the three-year aggregate grant date fair value.

(2)
Stock Awards – The 2015 amount is comprised of 12,124 DSUs, having a value of $730,956 on the date of grant, 24,615 performance shares (at target), having a value of $1,484,038 on the date of grant, and performance-based incentive compensation of $146,690 paid in DSUs. If performance shares achieve maximum payout of 150%, grant date fair value would equal $2,226,088. See “Executive Compensation – Grants of Plan-Based Awards Table.” The 2014 amount is comprised of 8,800 DSUs, 50 percent of which are performance-based, having a value of $412,016 on the date of grant, and performance-based incentive compensation of $444,686 paid in DSUs. The 2013 amount is comprised of 8,800 DSUs, 50 percent of which are performance-based, having a value of $447,832 on the date of grant, and performance-based incentive compensation of $430,094 paid in DSUs.
Non-Equity Incentive Plan Compensation - The 2015 amount reflects the cash portion of the bonus payment earned pursuant to the 2015 Annual Incentive Program. See “Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation” for the respective sharing percentages of the NEOs for 2015. Bonus earned in excess of twice the participant's base salary is paid in cash, and any excess is paid half in cash, half in DSUs with a minimum deferral period of one year. Total bonus amount earned by Mr. Mereness pursuant to the 2015 Program was $1,448,381.
Long-Term Incentive Compensation – Prior to 2015, Mr. Mereness was compensated pursuant to an Executive Employment and Non-Competition Agreement, providing compensation and benefits for the period January 1, 2012 through December 31, 2014 (the “Prior Agreement”). Each year during his Prior Agreement, Mr. Mereness was granted long-term performance-based incentive compensation pursuant to which he could earn up to 35,000 shares of Common Stock (the “LTI Shares”) for the subsequent three-year period (the “Applicable Measurement Period”). If Adjusted EPS (as defined in the Prior Agreement) for the third year of the Applicable Measurement Period exceeds the Benchmark EPS (as defined in the Prior Agreement) by more than 20 percent, then Mr. Mereness is entitled to receive LTI Shares in proportion to the percentage increase in such Adjusted EPS over 20 percent up to a percentage increase of 40 percent. Amount shown represents the three-year aggregate grant date fair value.

(3)	Mr. Smith joined the Company in September 2015, with an initial annual base salary of $500,000 from the beginning of Mr. Smiths’ employment through the balance of 2015.
Bonus – $750,000 sign-on bonus to be earned over a period of three years.
Non-Equity Incentive Plan Compensation - The 2015 amount reflects the cash portion of the bonus payment earned pursuant to the 2015 Annual Incentive Program. See “Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation” for the respective sharing percentages of the NEOs for 2015. Bonus earned in excess of twice the participant's base salary is paid in cash, and any excess is paid half in cash, half in DSUs with a minimum deferral period of one year. Total bonus amount earned by Mr. Smith pursuant to the 2015 Program was $99,742, which was a prorated amount for the three months of his employment in 2015.

(4)	Salary – Annual base salary of $360,000 in 2015, prorated through the end of his employment in October 2015.
Non-Equity Incentive Plan Compensation - The 2015 amount reflects the cash portion of the bonus payment earned pursuant to the 2015 Annual Incentive Program. See “Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation” for the respective sharing percentages of the NEOs for 2015. Bonus earned in excess of twice the participant's base salary is paid in cash, and any excess is paid half in cash, half in DSUs with a minimum deferral period of one year. Total bonus amount earned by Mr. Giordano pursuant to the 2015 Program was $332,475, which was a prorated amount for the ten months of his employment in 2015.
Stock Awards – The 2014 amount is comprised of 7,200 DSUs, 50 percent of which are performance-based, having a value of $337,104 on the date of grant, and performance-based incentive compensation of $39,150 paid in DSUs. The 2013 amount is comprised of 7,200 DSUs, 50 percent of which are performance-based, having a value of $366,408 on the date of grant, and performance-based incentive compensation of $111,463 paid in DSUs.

(5)	This is Mr. Driver's first year as a named executive officer.
Stock Awards - The 2015 amount is comprised of 8,500 DSUs, having a value of $512,465 on the date of grant, and 16,000 performance shares (at target), having a value of $964,640 on the date of grant. See “Executive Compensation – Grants of Plan-Based Awards Table.” The performance shares granted to Mr. Driver were subsequently forfeited upon his separation from the Company in January 2016.
Non-Equity Incentive Plan Compensation - The 2015 amount reflects the cash portion of the bonus payment earned pursuant to the 2015 Annual Incentive Program. See “Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation” for the respective sharing percentages of the NEOs for 2015. Bonus earned in excess of twice the participant's base salary is paid in cash, and any excess is paid half in cash, half in DSUs with a minimum deferral period of one year. Total bonus amount earned by Mr. Driver pursuant to the 2015 Program was $1,148,558.

(6)	This is Mr. Schnur's first year as a named executive officer.
Stock Awards – The 2015 amount is comprised of 6,000 DSUs, having a value of $361,740 on the date of grant, and 1,500 performance shares (at target), having a value of $90,435 on the date of grant. If performance shares achieve maximum payout of 150%, grant date fair value would equal $135,653. See “Executive Compensation – Grants of Plan-Based Awards Table.”

Non-Equity Incentive Plan Compensation - The 2015 amount reflects the cash portion of the bonus payment earned pursuant to the 2015 Annual Incentive Program. See "Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation" for the respective sharing percentages of the NEOs for 2015. Bonus earned in excess of twice the participant's base salary is paid in cash, and any excess is paid half in cash, half in DSUs with a minimum deferral period of one year. Total bonus amount earned by Mr. Schnur pursuant to the 2015 Program was $653,243.

(7)	Includes the following payments the Company made to or on behalf of our NEOs:

Name	Year	401(k) Matching Contribution	Health Insurance	Other Perquisites(A)		Total All Other Compensation

Jason D. Lippert	2015	$10,600	$10,103	$13,290		$33,993
	2014	$10,400	$14,278	$10,759		$35,437
	2013	$10,200	$14,553	$18,250		$43,003

Scott T. Mereness	2015	$10,600	$10,103	$10,079		$30,782
	2014	$10,400	$14,278	$12,138		$36,816
	2013	$10,200	$14,553	$10,353		$35,106

David M. Smith	2015	$—	$817	$9,118		$9,935

Joseph S. Giordano III	2015	$10,600	$8,418	$958,463	(B)	$977,481
	2014	$10,400	$14,176	$16,381		$40,957
	2013	$10,200	$23,697	$84,828	(C)	$118,725

Todd W. Driver	2015	$10,600	$9,167	$9,038		$28,805

Jamie M. Schnur	2015	$10,600	$5,595	$13,062		$29,257

(A)	Other perquisites included auto allowance and related expenses, costs of spousal travel for Company events, reimbursement for relocation expenses, and long-term disability insurance.

(B)
Includes salary continuation payments through year end pursuant to his Transition, Separation and General Release Agreement (the “Separation Agreement”). Salary continuation payments for the 18 months are subject to compliance with ongoing non-compete and non-solicitation provisions in the Separation Agreement. Pursuant to his Separation Agreement, Mr. Giordano received a lump sum payment of $93,384 for continuation of health insurance coverage and automobile costs for the 18 month period following his separation date, as well as accelerated vesting of certain time-based stock options and DSUs valued at $802,262.

(C)
In connection with the relocation of the corporate headquarters from White Plains, New York to Elkhart, Indiana, the Company reimbursed Mr. Giordano for expenses incurred in connection with his personal relocation to Indiana of $70,282 for 2013.

Grants of Plan-Based Awards Table
The following table summarizes the DSUs and performance stock awards granted to the NEOs in 2015, or earned by the NEOs in 2015 based on the achievement of specified annual performance criteria:
GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold		Target		Maximum

Jason D. Lippert(1)	2/10/2016	—		—		—		2,127	(2)	$117,441
	2/26/2015	—		—		—		16,940	(3)	$1,021,313
	2/26/2015	—	(4)	34,394	(4)	51,591	(4)	—		$2,073,614	(4)

Scott T. Mereness(1)	2/10/2016	—		—		—		2,657	(2)	$146,690
	2/26/2015	—		—		—		12,124	(3)	$730,956
	2/26/2015	—	(4)	24,615	(4)	36,923	(4)	—		$1,484,038	(4)

David M. Smith		—		—		—		—		—

Joseph S. Giordano III		—		—		—		—		—

Todd W. Driver	2/26/2015	—		—		—		8,500	(3)	$512,465
	2/26/2015	—	(4)	16,000	(4)	24,000	(4)	—		$964,640	(4)

Jamie M. Schnur	2/26/2015	—		—		—		6,000	(3)	$361,740
	2/26/2015	—	(4)	1,500	(4)	2,250	(4)	—		$90,435	(4)

(1)
Does not include the cash component of annual performance-based incentive compensation earned in 2015 pursuant to the 2015 Annual Incentive Program, which is calculated based on a formula as described in “Executive Compensation – Compensation Discussion and Analysis – 2015 Executive Performance and Compensation.” There is no threshold, target or maximum amount that could be earned with respect to such compensation. The amount paid for 2015 is disclosed in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(2)
Performance-based incentive compensation earned in 2015 under the 2015 Annual Incentive Program in excess of twice the participant's base salary, half of which excess is paid in cash and half in DSUs with a minimum deferral period of one year.

(3)	DSU awards that vest ratably each year on the first through the third anniversaries of the respective grant date.

(4)
Performance stock awards that vest based on achievement of specified performance conditions. Grant date fair value is at target. Grant date fair value at maximum is disclosed in the footnotes to the Summary Compensation Table. The performance shares granted to Mr. Driver were subsequently forfeited upon his separation from the Company in January 2016. See “Executive Compensation - Potential Payments on Termination or Change-In-Control.”

Grants of Plan-Based Awards
In February 2015, the Compensation Committee approved terms and conditions for long-term incentive grants of performance shares and deferred stock units pursuant to the Drew Industries Equity Award and Incentive Plan, and adopted new forms of Performance Stock Award and Deferred Stock Award Agreements setting forth those terms.
The value-based 2015 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted earnings per share (“EPS”) above a benchmark EPS of $2.61. The performance shares will require a 12% annualized growth rate in adjusted EPS to earn the target number of shares, and an 18% annualized growth rate to achieve the maximum opportunity of 150% of the target shares. The number of performance shares granted at target to each NEO is determined by dividing the target equity value assigned to each NEO by the 15-day average trading price through the date of grant. Grant date fair value of the performance shares is shown assuming the maximum opportunity is achieved.
In addition to salary and performance-based incentive compensation, DSUs were awarded to employees in February 2015 (collectively, the “February 2015 DSUs”). We believe that the February 2015 DSUs granted to our executives and employees constitute an effective incentive to achieving long-term success of the Company, and are an important compensation component to our executives and employees. DSUs provide for the distribution of shares of our Common Stock, subject to earlier distribution upon death, disability, certain instances of termination of employment without cause, or certain changes-in-control of the Company.
The number of the February 2015 DSUs granted to each of our NEOs for 2015 was value-based after consideration by the Compensation Committee of factors and events relative to the Company’s performance, the expense related to the February 2015 DSUs, resulting dilution, the element of motivation that equity awards provide, and other factors. The number of DSUs granted to each NEO is determined by dividing the equity value assigned to each NEO by the 15-day average trading price through the date of grant. The NEOs received aggregate awards for 47,180 shares representing 35 percent of the total shares granted to all employees in 2015. The aggregate expense to the Company applicable to the February 2015 DSUs to the NEOs is $2,844,482, which will be expensed over the vesting term of the February 2015 DSUs.

Equity Award and Incentive Plan

On May 18, 2011, stockholders approved the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated, and approved an amendment to the Plan on May 22, 2014. The Plan incorporates a range of compensation best practices, including the following key features:

•
No Repricing or Replacement of Options or Stock Appreciation Rights. The Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”).

•	No In-the-Money Option or SAR Grants. The Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our Common Stock on the date of grant.

•
Double Trigger Accelerated Vesting/Payment Following a Change in Control. The Plan provides that if outstanding awards are assumed or substituted in connection with a change in control, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily (other than for “Cause”) within two years of the change in control.

•
Dividend Equivalents Subject to Performance Conditions. Dividends and dividend equivalents payable with respect to the unvested portion of awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

•
No Liberal Share Counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with awards of options and SARs, shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise may not be used again for new grants.

•	No Liberal Definition of “Change in Control.” No change in control would be triggered by stockholder approval of a business combination transaction.
See “Proposal 2. Approval of Performance Goals Under the Drew Industries Incorporated Equity Award and Incentive Plan” for a summary of the terms of the Plan.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Common Stock underlying outstanding options, and unvested DSUs and stock awards, held by each NEO as of December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)

Jason D. Lippert	—	2,800	$17.17	11/15/17	—		$—	—		$—
	—	—	$—	—	2,551	(1)	$155,330	—		$—
	—	—	$—	—	3,610	(1)	$219,813	—		$—
	—	—	$—	—	4,630	(1)	$281,921	926	(2)	$56,384
	—	—	$—	—	17,506	(3)	$1,065,940	—		$—
	—	—	$—	—	—		$—	35,542	(2)	$2,164,152
	—	—	$—	—	—		$—	34,102	(2)	$2,076,471

Scott T. Mereness	22,000	—	$13.67	11/29/16	—		$—	—		$—
	19,800	2,200	$17.17	11/15/17	—		$—	—		$—
	—	—	$—	—	2,005	(1)	$122,084	—		$—
	—	—	$—	—	2,837	(1)	$172,745	—		$—
	—	—	$—	—	3,638	(1)	$221,518	728	(2)	$44,328
	—	—	$—	—	12,529	(3)	$762,891	—		$—
	—	—	$—	—	—		$—	25,437	(2)	$1,548,859
	—	—	$—	—	—		$—	23,768	(2)	$1,447,234

David M. Smith	—	—	$—	—	—		$—	—		$—

Joseph S. Giordano III	—	—	$—	—	—		$—	—		$—

Todd W. Driver	1,600	—	$13.67	11/29/16	—		$—	—		$—
	1,720	—	$17.17	11/15/17	—		$—	—		$—
	—	—	$—	—	3,246	(2)	$197,649	—		$—
	—	—	$—	—	2,267	(4)	$138,038	—		$—
	—	—	$—	—	2,901	(1)	$176,642	—		$—
	—	—	$—	—	3,721	(1)	$226,572	—		$—
	—	—	$—	—	8,784	(3)	$534,858	—		$—
	—	—	$—	—	—		$—	3,445	(2)	$209,766

Jamie M. Schnur	—	1,720	$17.17	11/15/17	—		$—	—		$—
	—	—	$—	—	3,246	(2)	$197,649	—		$—
	—	—	$—	—	2,267	(4)	$138,038	—		$—
	—	—	$—	—	1,934	(1)	$117,761	—		$—
	—	—	$—	—	2,481	(1)	$151,068	497	(2)	$30,262
	—	—	$—	—	6,201	(3)	$377,579	—		$—
	—	—	$—	—	—		$—	1,551	(2)	$94,440
	—	—	$—	—	—		$—	1,499	(2)	$91,274

(1)
Option and DSU awards or stock awards, including dividends thereon, where applicable, that vest ratably each year on the first through the fifth anniversaries of the respective grant date or are performance-based. Options expire six years after grant.

(2)
DSUs or stock awards, including dividends thereon, where applicable, that vest based on achievement of specified performance conditions. See “Executive Compensation – Compensation Discussion and Analysis – 2015 Executive Performance and Compensation.”

(3)	DSU award that vests ratably each year on the first through the third anniversaries of the respective grant date.

(4)	DSU award that vests ratably each year on the third through the fifth anniversaries of the respective grant date.

(5)	Market value determined based on the closing market price of our Common Stock on December 31, 2015 of $60.89 per share, multiplied by the number of underlying shares not yet vested.
Option Exercises and Stock Vested
The following table presents the value realized by the NEOs on exercise of options and vesting of DSUs and stock awards in 2015:
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise	Value Realized on Exercise(1)	Number of Shares Acquired On Vesting	Value Realized on Vesting(2)

Jason D. Lippert	8,400	$382,306	63,647(3)	$3,867,408

Scott T. Mereness	12,000	$560,160	46,447(4)	$2,821,825

David M. Smith	—	$—	—	$—

Joseph S. Giordano III	25,000	$1,177,363	10,985(5)	$663,450

Todd W. Driver	5,040	$222,694	35,453(6)	$2,152,980

Jamie M. Schnur	3,320	$145,842	10,419(7)	$629,476

(1)
Value realized calculated by multiplying the number of shares exercised by the difference between (a) either (i) the actual sales price of such shares acquired or exercised if such shares were sold simultaneously or (ii) the average of the high and low price of our Common Stock on the date of the option exercise as reported by the NYSE, if such shares acquired on exercise were not sold simultaneously, and (b) the exercise price of the stock option.

(2)	Value realized calculated by multiplying the number of shares vested by the closing price of our Common Stock as reported by the NYSE on the vesting date.

(3)	Includes time-based DSUs and performance-based DSUs and stock awards which vested in 2015. Receipt of 19,695 shares have been deferred for a period of one year or greater.

(4)	Includes time-based DSUs and performance-based DSUs and stock awards which vested in 2015. Receipt of 15,058 shares have been deferred for a period of one year or greater.

(5)
Includes time-based DSUs and performance-based DSUs which vested in 2015. Pursuant to his Separation Agreement, all of Mr. Giordano’s time-based stock options and DSUs vested upon his separation date and became payable in accordance with the applicable award and deferral agreements.

(6)	Includes time-based DSUs and performance-based DSUs which vested in 2015. Receipt of 3,101 shares have been deferred for a period of one year or greater.

(7)	Includes time-based DSUs and performance-based DSUs which vested in 2015. Receipt of 3,856 shares have been deferred for a period of one year or greater.

To enhance the retention value of the Company’s executives, the Committee requires NEOs to hold for at least one year stock received upon exercise of vested stock options, unless the NEO already owns a number of shares at least equivalent to the shares to be sold by the NEO on exercise of options.
Nonqualified Deferred Compensation
The Company maintains an Executive Non-Qualified Deferred Compensation Plan (the “Deferral Plan”). The Company does not make any contributions to the Deferral Plan, but is responsible for certain costs of administration, which are not significant. Pursuant to the Deferral Plan, the NEOs are eligible to defer all or a portion of their earned base salary and incentive compensation. The Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from the Company’s general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.
The Deferral Plan participant’s account is deemed invested (not actually invested) among various deemed investment alternatives selected by the participant. The Company has elected to invest a portion of the compensation deferred by the participant in life insurance policies for the benefit of the Company. The investments within these life insurance policies track the deemed investments selected by the participant in order to generate the funds needed to make payments to the participants. The deemed investments selected by the participant determine the amount of earnings and losses that are credited to the participant’s account.
The following table summarizes activity in the Deferral Plan by those NEOs who participated in 2015:
NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2015(1)	Aggregate Earnings in 2015(2)	Aggregate Withdrawals/ Distributions in 2015	Aggregate Balance at December 31, 2015

Jason D. Lippert	$669,247	$(47,414)	$—	$4,126,828	(3)

Scott T. Mereness	$100,000	$(7,742)	$—	$283,232	(4)

Joseph S. Giordano III	$9,788	$(589)	$—	$9,199

Todd W. Driver	$93,255	$24,563	$(247,798)	$932,602	(5)

Jamie M. Schnur	$79,855	$(6,480)	$—	$549,422	(6)

(1)	These amounts have been included as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Amounts represent earnings or losses on the executives’ contributions, and have not been included the Summary Compensation Table.

(3)	Includes cumulative contributions by the participant of $3,662,453, as well as cumulative earnings of $464,375.

(4)	Includes cumulative contributions by the participant of $876,214, as well as cumulative losses of $81,978, and cumulative withdrawals of $212,740.

(5)	Includes cumulative contributions by the participant of $928,452, as well as cumulative earnings of $251,949, and cumulative withdrawals of $355,754.

(6)	Includes cumulative contributions by the participant of $521,010, as well as cumulative losses of $28,412, and cumulative withdrawals of $107,361.
Potential Payments on Termination or Change-In-Control

Acceleration of Equity Awards
Pursuant to the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated, in the event of a change-in-control (as defined in the Plan) resulting in termination (other than for cause) within two years of the change-in-control, or in the event of death or disability, all unexercisable equity awards, including those held by the NEOs, will become fully exercisable and vested, except to the extent granted pursuant to long-term incentive plans which would vest pro-rata. See “Equity Award and Incentive Plan – Vesting, Forfeitures and Acceleration.”
Termination of Employment

In conjunction with the approval of the 2015 compensation program, the Committee approved and adopted a form of Executive Employment Agreement for its senior officers that have an initial three year term with automatic one-year renewals, and that provide severance payments or other benefits under certain circumstances following termination. In the event of a termination by the Company without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), senior officers (including each of the NEOs) would be entitled to severance compensation consisting of two years base salary, an amount equivalent to two times their average bonus of the prior three years (with the average capped at current base salary), as well as a proportionate amount of any payment due under the then-current management incentive plan and accelerated vesting of time-based equity awards. In the event of termination on account of disability or death, such officers would be entitled to compensation consisting of one year base salary, as well as a proportionate amount of any payment due under the then-current management incentive plan, accelerated vesting of time-based equity awards, and a proportionate amount of shares earned pursuant to performance-based equity awards. The agreement also includes restrictive covenants with respect to non-competition, non-solicitation and confidentiality.

Change-In-Control

The Company has also entered into separate “double-trigger” Change-in-Control Agreements (the “CIC Agreements”) with each of Messrs. Lippert and Mereness (individually, the “Executive”). The CIC Agreements provide for severance payable upon a Company-initiated termination or a voluntary termination, within one year following, or 120 days prior to, a change-in-control, or a termination initiated by the Executive with good reason (defined as a reduction in the Executive’s compensation or a material change in the Executive’s authority and duty) within six months following a change-in-control. Change-in-control includes acquisition of 30 percent or more of the Company’s voting securities, or a merger resulting in a change in voting control of more than 50 percent of the voting power of the Company’s existing securities, or liquidation of the Company. The CIC Agreements provide that the Executive will receive his then effective salary, plus the average bonuses (with the average capped at current base salary) and long-term incentive compensation paid for the prior three years, for a period of two years if he is involuntarily terminated or voluntarily terminates for good reason, or one year if he voluntarily terminates without good reason, subject to certain adjustments, and certain other benefits. During the period for which the Executive would receive such severance payments, the payments will be reduced by any compensation and benefits received by the Executive from other employment or consulting activities for or on behalf of the person or entity, or their affiliates, who consummated the change in control.
Based on the employment and compensation arrangements in effect as of December 31, 2015, and assuming a hypothetical termination date of December 31, 2015, including the price of the Company’s Common Stock on that date, the benefits on termination or change-in-control for our NEOs would have been as follows:

Name / Benefit	Change-in-Control Involuntary Termination or for Good Reason	Change-in-Control Voluntary Termination	Involuntary Termination Due to Disability(4)	Involuntary Termination Due to Death	Involuntary Termination Without Cause or for Good Reason
Jason D. Lippert
Base salary	$1,680,000	$1,680,000	$840,000	$840,000	$1,680,000
Annual bonus	1,680,000	1,680,000	1,914,882	1,914,882	3,594,882
Long-term incentive bonus	4,164,076	4,164,076	—	—	—
Other benefits	37,270	37,270	28,097	28,097	58,470
Acceleration of unvested equity	1,845,420	1,845,420	1,845,420	1,845,420	1,845,420
Total Benefits(1)	$9,406,766	$9,406,766	$4,628,399	$4,628,399	$7,178,772

Scott T. Mereness
Base salary	$1,155,000	$1,155,000	$577,500	$577,500	$1,155,000
Annual bonus	1,155,000	1,155,000	1,448,381	1,448,381	2,603,381
Long-term incentive bonus	2,936,526	2,936,526	—	—	—
Other benefits	40,364	40,364	29,644	29,644	61,564
Acceleration of unvested equity	1,375,422	1,375,422	1,375,422	1,375,422	1,375,422
Total Benefits(1)	$6,662,312	$6,662,312	$3,430,947	$3,430,947	$5,195,367

Name / Benefit	Change-in-Control Involuntary Termination or for Good Reason	Change-in-Control Voluntary Termination	Involuntary Termination Due to Disability(4)	Involuntary Termination Due to Death	Involuntary Termination Without Cause or for Good Reason
David M. Smith
Base salary	$—	$—	$500,000	$500,000	$1,000,000
Annual bonus	—	—	99,742	99,742	199,484
Long-term incentive bonus	—	—	—	—	—
Other benefits	—	—	2,749	2,749	5,498
Acceleration of unvested equity	—	—	—	—	—
Total Benefits	$—	$—	$602,491	$602,491	$1,204,982

Joseph S. Giordano III(2)
Base salary	$—	$—	$—	$—	$540,000
Annual bonus	—	—	—	—	332,475
Long-term incentive bonus	—	—	—	—	—
Other benefits	—	—	—	—	93,384
Acceleration of unvested equity	—	—	—	—	802,262
Total Benefits(1)	$—	$—	$—	$—	$1,768,121

Todd W. Driver(3)
Base salary	$—	$—	$—	$—	$1,087,500
Annual bonus	—	—	—	—	2,236,058
Long-term incentive bonus	—	—	—	—	—
Other benefits	—	—	—	—	16,829
Acceleration of unvested equity	—	—	—	—	1,273,594
Total Benefits(1)	$—	$—	$—	$—	$4,613,981

Jamie M. Schnur
Base salary	$—	$—	$381,750	$381,750	$763,500
Annual bonus	—	—	248,712	248,712	514,520
Long-term incentive bonus	—	—	—	—	—
Other benefits	—	—	28,397	28,397	56,794
Acceleration of unvested equity	1,057,293	1,057,293	1,057,293	1,057,293	1,057,293
Total Benefits(1)	$1,057,293	$1,057,293	$1,716,152	$1,716,152	$2,392,107

(1)
Deferred compensation balances are not included above as the Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions.

(2)
Mr. Giordano’s employment with the Company terminated effective October 30, 2015. The amounts shown reflect the amounts actually payable pursuant to his Separation Agreement. Salary continuation payments for 18 months are subject to compliance with ongoing non-compete and non-solicitation provisions in the Separation Agreement, and subject to claw back.

(3)
Mr. Driver’s employment with the Company terminated effective January 1, 2016. The amounts shown reflect the amounts actually payable pursuant to his Transition, Separation and General Release Agreement (the “Separation Agreement”). Pursuant to his Executive Employment Agreement (as confirmed in his Separation Agreement), Mr. Driver will receive severance compensation consisting of two years base salary, and an amount equivalent to two times his average bonus of the prior three years (with the average capped at current base salary). He received proportionate payment under the 2015 Annual Incentive Program, and accelerated vesting of time-based equity awards. Performance-based equity awards were forfeited. Salary continuation payments are subject to compliance with ongoing non-compete and non-solicitation provisions in the Executive Employment Agreement, and subject to claw back.

(4)	Amounts payable by the Company will be reduced by the disability payments received by the Executive.
TRANSACTIONS WITH RELATED PERSONS
The Company currently has nearly 7,000 employees and seeks to employ the most qualified candidates. Consequently, the Company does not preclude the hiring of family members of incumbent Directors and executive officers. The compensation of each of the following employees was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.
During 2015, the Company employed Jason D. Lippert, as Chief Executive Officer of the Company, who received total salary and incentive compensation of $5,883,802 (see “Executive Compensation – Summary Compensation Table”), and at Lippert Components Jarod Lippert, Director of Marketing and Media, who received salary and bonus of $172,693 and Jayde Lippert, Warehouse Manager, who received a salary of $58,000. Jason D. Lippert, Jarod Lippert and Jayde Lippert, brothers, have been employed by Lippert Components in excess of twenty-two, fourteen and one year(s), respectively.
Conflicts of Interest
The Company’s written Guidelines for Business Conduct, applicable to all Directors, officers and management-level employees, provide that any interests or activities of a Director, officer or applicable employee that could, or could appear to, create a conflict of interest must be disclosed to the Chief Legal Officer of the Company. A conflict of interest exists if the Director, officer or applicable employee has any interests or activities outside the Company that he or she could benefit from to the detriment of the Company, or that could, or could appear to, influence his or her actions on behalf of the Company. The Company’s Governance Principles provide that if an actual or potential conflict of interest arises for a Director, the Director must promptly inform the Chief Executive Officer and the Chairman of the Board. The Corporate Governance and Nominating Committee shall resolve any such conflicts. If a significant conflict exists and cannot be resolved, the Director should resign. All Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Audit Committee shall resolve any conflict of interest question involving the Chief Executive Officer, President, Chief Financial Officer, or any other executive officer of the Company. The Chief Executive Officer is charged with resolving any conflict of interest issue involving any other officer or employee of the Company or its subsidiaries, and reports such conflicts of interest, if any, and the resolution thereof to the Audit Committee chair on a quarterly basis.
Approval of Certain Related Person Transactions

The Corporate Governance and Nominating Committee is also charged with reviewing and approving or ratifying any transaction between the Company and a related person, which is required to be disclosed under the rules of the Securities and Exchange Commission. For purposes of this practice the terms “transaction” and “related person” have the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Committee shall consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate, including any third-party fairness opinions or other expert review obtained by the Company in connection with transaction.

Any Committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.
Indemnification
In accordance with Section 102(b)(7) of the Delaware General Corporate Law, the Company’s Restated Certificate of Incorporation provides that no Director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.
Additionally, Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney’s fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.
The Company’s Restated Certificate of Incorporation provides that the Company may indemnify its officers, Directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, the Company has Indemnification Agreements with each of its Directors and executive officers. The agreements incorporate into contract the Company’s existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Company’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law.

Management believes that it is in the best interests of the Company to make service to the Company more attractive to existing and prospective Directors and executive officers by virtue of the security afforded by contract.
Compensation Committee Interlocks and Insider Participation
During fiscal 2015, the Compensation Committee of our Board of Directors was comprised of Messrs. Deely, Abrams, Gero, Lowe, O’Sullivan and Reed, all of whom are independent, outside directors. Edward W. Rose III was also a member of the Committee until his retirement from the Board in March 2015. No member of this Committee has had any relationship with our Company requiring disclosure in this Proxy Statement other than service as a director. No executive officer of the Company serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee, and there are no “interlocks,” as defined by the SEC.
Proposal 2. RE-APPROVAL OF PERFORMANCE GOALS UNDER THE DREW INDUSTRIES INCORPORATED EQUITY AWARD AND INCENTIVE PLAN
Our stockholders are being asked to re-approve the performance goals under the Drew Industries Incorporated Equity Award and Incentive Plan (“Plan”). The Plan, as amended and restated, was approved by the Board of Directors and approved by our stockholders in May 2011, and amended with stockholder approval to increase the number of shares available under the Plan in May 2014. The purpose of asking stockholders to re-approve the performance goals under the Plan is so that certain incentive awards granted thereunder may qualify as exempt “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).
Background
Section 162(m) limits to $1,000,000 the tax deductibility of certain executive compensation paid to the Company’s chief executive officer and the three other most highly compensated officers (other than the chief financial officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. An exception to this limitation (the “Performance Exception”), however, applies to “performance-based” compensation as defined in the regulations under Section 162(m).
The Plan gives the Board’s Compensation Committee or such other qualified committee designated by the Board the ability to grant options, stock appreciation rights (“SARs”), restricted stock and deferred stock units, and other stock-based awards that are designed to qualify for the Performance Exception (“Qualified Performance-Based Awards”). Options and SARs meet the Performance Exception because their value is based solely on any increase in the value of the Company’s stock after the date of grant. Other Qualified Performance-Based Awards are granted subject to the attainment of one or more preestablished, objective performance goals specified in the Plan. Executive officers and other employees of the Company and its subsidiaries and affiliates are eligible to be granted Qualified Performance-Based Awards.
One of the requirements under the Performance Exception is stockholder approval of the performance goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for Qualified Performance-Based Awards other than options and SARs to continue to qualify for the Performance Exception, stockholders must approve the material terms of the applicable performance goals every five years. The material terms of the performance goals for Qualified Performance-Based Awards other than options and SARs under the Plan were last approved in May 2011 (at the same time that the Plan was approved by our stockholders). Therefore, we are asking for your approval of the material terms of the performance goals again this year in order that we may continue to deduct for federal income tax purposes compensation paid to our Chief Executive Officer and the three other most highly compensated executive officers (other than our Chief Financial Officer) under the Plan based on the attainment of these performance goals.
No amendments or alterations to the Plan are being made at this time.
Performance Goals
Qualified Performance-Based Awards other than options and SARs are subject to the achievement of performance goals consisting of one or more business criteria and a targeted performance level with respect to such criteria.
Performance Criteria. To satisfy the limitations on deductibility under Code Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to named executives will be selected from among the following: (1) revenues; (2) operating profit, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, non-cash stock-based compensation or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, return on invested capital, or return on equity; (5) cash flow, free cash flow, cash flow per share, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or economic value added models or equivalent metrics; (8) operating margin or gross margin; (9) stock price, comparisons with various stock market indices, or total stockholder return; (10) financial ratios, including those measuring liquidity, activity, profitability or leverage; (11) financing and other capital raising transactions; (12) working capital levels (or components thereof); and (13) strategic business criteria, consisting of one or more objectives such as market penetration, market share, geographic business expansion goals, cost targets, expense targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, in-licensing and out-licensing of intellectual properties, and goals relating to acquisitions, strategic partnerships, or divestitures.
The Committee may specify that any such criteria will be measured before or after extraordinary or nonrecurring items, before or after service fees, or before or after payments of awards under the Plan. The Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, goals compared to the performance of one or more comparable companies or an index covering multiple companies, or compared to industry statistics.
Limitation on Awards. The Plan includes limitations on awards to any one participant in order to qualify awards as performance-based compensation that is not subject to the limitation on deductibility under Code Section 162(m). Under this per-person limitation, no Participant may (i) be granted more than 1,000,000 shares subject to stock options or SARs in any 12-month period, (ii) earn for each 12 months in the vesting or performance period more than 500,000 shares for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception and are denominated in shares, and (iii) earn for each 12 months in the vesting or performance period more than $5,000,000 for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception and are denominated in cash. The share limitations are subject to adjustment for splits and other extraordinary corporate events.
The Board recommends that stockholders re-approve the performance goals under the Plan.
Summary of the Equity Award and Incentive Plan
The following description of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained from the Company.
Shares Available. Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the maximum number of shares available under the Plan is 3,208,632, reduced by shares subject to awards granted under the Plan, and granted under the previous 2002 Plan after December 31, 2010, by (i) 1.60 shares for each share subject to awards other than stock options and stock appreciation rights (“SARs”) and (ii) one share for each share subject to awards of stock options and SARs. Shares subject to awards under the Plan, and after December 31, 2010 under the 2002 Plan, that are canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a participant, and shares tendered or withheld for tax withholding for awards other than stock options and SARs, will be added back to the shares available under the Plan as 1.60 shares for each share that is canceled, expires, forfeited, settled in cash, otherwise terminated, or tendered or withheld.
The following shares will not be added to the shares available under the Plan: (i) shares subject to awards under the Plan, and shares subject to awards after December 31, 2010 under the 2002 Plan, that are tendered or withheld by us in payment of the exercise price of stock options and SARs, (ii) shares subject to awards under the Plan, and shares subject to awards after December 31, 2010 under the 2002 Plan, that are tendered or withheld by us for tax withholding with respect to stock options and SARs, (iii) shares subject to SARs under the Plan, and shares subject to awards after December 31, 2010 under the 2002 Plan, that are not issued in connection with the stock settlement of SARs, and (iv) shares reacquired by us after December 31, 2010 using cash proceeds from the exercise of stock options.
Shares subject to awards granted in substitution for awards of a company or business acquired by the Company or a subsidiary or affiliate will not count against the number of shares available under the Plan. In addition, shares remaining available under a plan approved by stockholders of a company acquired by the Company or a subsidiary or affiliate (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards to employees of the acquired company under the Plan and will not reduce the shares available under the Plan. Shares delivered under the Plan may be either newly issued or treasury shares.
Eligibility. Executive officers and other employees of the Company and its subsidiaries and affiliates, and independent Directors, consultants and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the Plan. In addition, any person who has been offered employment by the Company or a subsidiary or affiliate may be granted awards, but such prospective employee may not receive any payment or exercise any right relating to the award until he or she has commenced employment.
Administration. The Plan is administered by the Compensation Committee, except that the Board of Directors (“Board”) may appoint any other committee to administer the Plan and may itself act to administer the Plan. The Board must perform the functions of the Committee for purposes of granting awards to independent Directors. (References to the “Committee” in this discussion mean the Committee or the full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan.
The Committee may delegate to officers or managers of the Company or a subsidiary or affiliates (or committees thereof) the authority to take action on behalf of the Committee pursuant to the Plan, to the extent that the delegation will not result in loss of the exemptions under Section 16 of the Exchange Act and Code Section 162(m). Nothing in the Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.
The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.
Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options (“Non-Qualified Stock Option”), and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of a stock option and the grant price of an SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant. The maximum term of each stock option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or upon the occurrence of other events, are fixed by the Committee, subject to a restriction that no stock option or SAR may have a term exceeding ten years. At the discretion of the Committee, stock options may be exercised by payment of the exercise price in cash, shares or broker-assisted cashless exercise procedures. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.
No Repricing. The Plan prohibits the repricing of stock options and SARs (other than to reflect stock splits, stock dividends, large, special and non-recurring dividends or other distributions, and other extraordinary events, or in connection with a change-in-control of the Company) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of a stock option or the grant price of a SAR, the cancellation of a stock option or SAR in exchange for cash or another award, or any other action with respect to a stock option or SAR that could be characterized as a repricing under NYSE rules.
Restricted Stock and Deferred Stock Units. The Committee is authorized to make awards of restricted stock and deferred stock units. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment or failure to achieve performance goals. The restricted period is established by the Committee but may not be less than one year. An award of restricted stock entitles the Participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon (except if the award vests based on the achievement of performance goals; see “Dividends and Dividend Equivalents” below), unless otherwise determined by the Committee.
Deferred stock units give participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the award in the event of termination of employment under certain circumstances prior to the end of a specified period (which need not be the same as the deferral period). Awards of deferred stock units shall be made in a manner consistent with Code Section 409A. An award of deferred stock units will specify (1) permissible payment events, i.e., separation from service, death, disability, a specified time or pursuant to a fixed schedule; a change-in-control of the Company or an unforeseeable emergency, (2) the date on which payment shall be made or begin and (3) the form of payment (i.e. in a lump-sum or installments). If the Committee determines that the participant is a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)(i)(D)), payments or deliveries of shares or other consideration in satisfaction of an award of deferred stock units may not be made until six months after the participant’s separation from service from the Company and all subsidiaries.
Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of the Company’s obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.
Performance-Based Awards. The Committee may grant performance awards denominated as a cash amount, a number of shares or other awards that may be earned based on achievement of performance goals consisting of one or more business criteria and a targeted performance level with respect to such criteria. The Committee may also require satisfaction of performance goals as a condition of other awards being granted or becoming exercisable or settleable under the Plan.
Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Plan. The Committee may condition awards on the payment of taxes such as in cash or by withholding a portion of the shares or other property to be distributed or by receiving previously acquired shares or other property surrendered by the participant in order to satisfy tax obligations.

Dividends; Dividend Equivalents. Dividends on restricted stock that vests based on the achievement of performance goals must either not be paid, or be accumulated subject to the same restrictions and forfeiture risk as the restricted stock to which they relate and be paid when the restrictions and forfeitures lapse. Awards of deferred stock units may provide for dividend equivalents with respect to dividends on the shares subject to the award (either payable on a current basis, deferred, or credited as additional deferred stock units), provided that dividend equivalents on awards that vest based on the achievement of performance goals must either not be paid, or be accumulated subject to the same restrictions and forfeiture risk as the deferred stock units to which they relate and be paid when the restrictions and forfeitures lapse.
Vesting, Forfeitures and Acceleration. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of stock options and SARs, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award. In addition, the Plan provides that, in the event of a change-in-control, outstanding non-performance based awards that are assumed or substituted for by the successor company (or continued by the Company if it is the ultimate parent corporation) will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse if the participant’s employment terminates within 24 months following the change-in-control (or such other period set forth in the award agreement), unless otherwise provided by the Committee. If outstanding non-performance based awards are not assumed, substituted for or continued, on the change-in-control date the awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse. In the event of a change-in-control, to the extent specified in the award agreement, either (i) the goals under outstanding performance-based awards will be deemed to be met (in full or pro rata), or (ii) the awards will be converted into restricted stock or deferred stock units, based on achievement of the goals through the change-in-control date or based on target performance (full or pro rata) and vest based on continued service with the Company and as provided in the prior two sentences.
The Committee may in the event of a change-in-control (i) permit participants to elect to receive a cash payment in lieu of the shares subject to the award equal to (x) for stock options and SARs, the difference between the Change-in-Control Price and the exercise or grant price of the award, and (y) for other share awards the Change-in-Control Price, multiplied by the shares subject to the award; and (ii) cancel stock options and SARs in exchange for a payment in cash, stock or other property equal to the difference between the Change-in-Control Price and the exercise or grant price of the award multiplied by the shares subject to the award, including mandatory cancellation without payment if the exercise or grant price is less than the Change-in-Control Price (unless otherwise provided in the award agreement).
A change-in-control means (except as otherwise provided in an award agreement) (i) a change in ownership of the Company where any person or group acquires more than 50 percent of the voting power or fair market value of the Company’s securities; (ii) a change in the effective control of the Company which results from the acquisition by one or more persons acting as a group of 30 percent or more of the total voting power of the Company’s voting securities or replacement of a majority of the Board’s membership during any 12-month period by directors not endorsed by a majority of the Board before appointment or election; or (iii) a change in the ownership of a substantial portion of the assets of the Company which results from the acquisition by one or more persons acting as a group of all or substantially all of the Company’s assets.
Nontransferability of Awards. Awards under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or the laws of descent and distribution, or to a designated beneficiary on the participant’s death. The Committee may provide that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.
Clawback. The Committee may cancel outstanding awards and require the participant to repay to the Company all or a portion of the gain realized on the exercise of stock options or SARs and the value of other awards in the event of a restatement of the Company’s financial statements, or if the participant provides services to a business that competes with the Company’s business, discloses confidential information, engages in activity resulting in termination of service for cause or engages in other conduct that is determined to be injurious, detrimental or prejudicial to the Company.
Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Under these provisions, stockholder approval will not necessarily be required for amendments that might increase the cost of the Plan. Stockholder approval is required for any amendment which may (a) increase the maximum number of shares of stock covered by the Plan or change the class of employees who are eligible to receive awards under the Plan; (b) reduce the exercise price or grant price for stock options or SARs below the fair market value of the shares on the date of the grant of such stock options or SARs, or cancel any stock options or SARs in exchange for cash or another award; (c) extend beyond 10 years from the date of the grant the period within which any award may be exercised; (d) extend the period beyond the termination date of the Plan during which awards may be granted; or (e) increase the limits on awards to a participant that are intended to qualify as performance-based compensation under Code section 162(m).
It should be noted that the Board may at any time and from time to time, without approval of stockholders, unless required by applicable law, rule or regulation, amend the Plan including but not limited to, any amendments necessary to comply with Section 409A of the Code and any regulations or other guidance thereunder. Except as set forth in any award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all award recipients, no amendment of the Plan may materially and adversely affect any outstanding award under the Plan without the award recipient’s consent.
No awards may be made after the tenth anniversary of the effective date of the Plan, which was May 18, 2011. Unless earlier terminated, the Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding award.
Federal Income Tax Implications of the Plan
The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Plan.
In general, an employee to whom a Non-Qualified Stock Option is granted will recognize no income at the time of the grant of such option. Upon exercise of a Non-Qualified Stock Option, an employee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the Option. (Special rules may apply in the case of an employee who is subject to Section 16(b) of the Exchange Act.) The tax basis of such shares to such employee will be equal to the Option Price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for tax treatment for such shares will commence on the day on which the employee recognizes taxable income in respect of such shares. Subject to applicable provisions of the Code, and regulations thereunder, including those under Section 162(m) of the Code, the Company will generally be entitled to federal income tax deduction in respect of Non-Qualified Stock Options in an amount equal to ordinary income recognized by the employee. Any compensation includable in the gross income of an employee in respect of a Non-Qualified Stock Option will be subject to appropriate withholding of federal income and employment taxes.
In general, an employee to whom DSUs are granted will recognize no income at the time of the grant of such DSUs. Upon conversion of DSUs to Common Stock, an employee will recognize ordinary income in an amount equal to the fair market value of the shares on the date of conversion. (Special rules may apply in the case of an employee who is subject to Section 16(b) of the Exchange Act.) The tax basis of such shares to such employee will be equal to the fair market value of the shares on the date of conversion and the employee’s holding period for tax treatment for such shares will commence on the day on which the employee recognizes taxable income in respect of such shares. Subject to applicable provisions of the Code, and regulations thereunder, including those under Section 162(m) of the Code, the Company will generally be entitled to federal income tax deduction in respect of DSUs in an amount equal to ordinary income recognized by the employee. Any compensation includable in the gross income of an employee in respect of DSUs will be subject to appropriate withholding of federal income and employment taxes.
Under certain circumstances, the accelerated vesting or the cashout of Non-Qualified Stock Options or DSUs in connection with a change-in-control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the employee may be subject to a 20 percent excise tax and the Company may be denied a tax deduction.
Section 162(m) of the Code limits the Company’s tax deduction to $1 million per year for compensation paid in a given year to the Chief Executive Officer and the three highest compensated executive officers other than the Chief Executive Officer at the end of the Company’s fiscal year (other than the Chief Financial Officer). According to the Code and corresponding regulations, compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1 million dollar deduction limitation. The Company’s policy is to structure compensation awards for covered executives that will be fully deductible where doing so will further the purposes of the Company’s executive compensation programs. However, the Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company’s success, even where compensation payable under such programs may not be fully deductible. In 2015, all cash compensation paid to our NEOs was deductible.
As a condition to the grant, the Compensation Committee may require each employee to whom Non-Qualified Stock Options or DSUs have been granted to agree to pay to the Company, or make arrangements satisfactory to the Company, regarding the payment of Federal, state or local taxes of any kind required to be withheld. The Company also has the right, to the extent permitted or required by law, to deduct from any payment of any kind otherwise due the employee, Federal, state or local taxes of any kind required by law to be withheld.
The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Non-Qualified Stock Options, DSUs or the Company or to describe tax consequences based on particular circumstances, and does not address the tax consequences of awards other than Non-Qualified Stock Options or DSUs, or state or local tax consequences. It is based on current federal income tax law and other authorities, which are subject to change at any time.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plan (the Plan) under which equity securities of the Company are authorized for issuance as of December 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,002,000	$3.25	1,305,440
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,002,000	$3.25	1,305,440

As of December 31, 2015, there were 1,002,000 shares reserved for issuance under the Plan, including (i) 212,030 outstanding stock options (with a weighted average exercise price of $15.38 and a weighted average remaining term of 1.4 years), (ii) 527,513 shares to be issued pursuant to DSUs, and (iii) 262,456 shares to be issued pursuant to long-term incentive compensation. 1,305,440 shares remained available for future issuance.
Incentive Awards Under the Plan

Because awards under the Plan are discretionary with the Committee, neither the number nor types of future Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable, except as provided in the executive employment agreements currently in effect for our named executive officers as described in this Proxy Statement under the caption “Executive Compensation - Compensation Discussion and Analysis - 2015 Executive Performance and Compensation.” Information regarding awards made under the Plan during 2015 to the Company’s named executive officers is provided in this Proxy Statement under the caption “Executive Compensation - Grants of Plan-Based Awards Table.”
Vote Necessary to Re-Approve the Performance Goals
The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve the adoption of the foregoing amendment to the Plan. See “Voting Securities - Vote Required on Proposals.” If the requisite stockholder approval of the performance goals is not obtained, we may continue to grant awards under the Plan in accordance with its terms. However, certain awards under the Plan may not constitute “performance-based” compensation under Section 162(m), and accordingly, may not be tax deductible by the Company depending upon the facts and circumstances.
The Board of Directors recommends that you vote FOR the re-approval of the performance goals under the Drew Industries Incorporated Equity Award and Incentive Plan.
Proposal 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
SEC rules require that the Company seek a non-binding advisory vote from its stockholders to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.
Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution, as well as overall business results, and to align executive and stockholder interests. Accordingly, we rewarded performance in excess of pre-established targets of earnings, return on assets, and return on invested capital, and we avoided establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations. A significant portion of the total compensation paid to our NEOs is in the form of long-term equity.
At the Annual Meeting of Stockholders held on May 21, 2015, our stockholders approved, in an advisory vote, the compensation paid to our NEOs for 2014. In the advisory vote, 82 percent of the votes cast voted in favor of the 2014 compensation. Although the vote was non-binding, the Committee reviewed the results of the vote and considered the high approval rate as an indication that our stockholders generally support the Company’s executive compensation philosophy and decisions. In addition, the Proxy Statement for the 2015 Annual Meeting contained a description of the new executive compensation program adopted by the Compensation Committee for the fiscal year

2015. The compensation paid to our NEOs for 2015 was paid in accordance with such program, as further described in this Proxy Statement.
We are requesting stockholder advisory approval of the compensation paid to our NEOs as disclosed in this Proxy Statement, including the disclosures under “Executive Compensation – Compensation Discussion and Analysis,” the compensation tables, and the related information and discussion. The vote is intended to address the overall compensation paid to our NEOs and the policies and practices described in this Proxy Statement.
The vote is advisory and therefore not binding on the Company or the Compensation Committee or the Board of Directors. However, we value the opinions of our stockholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.
For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related information and discussion, is hereby APPROVED.”
The affirmative vote of a majority of the votes cast at the Annual Meeting is required for advisory approval of the foregoing non-binding resolution. See “Voting Securities – Vote Required on Proposals.”
In light of the voting results with respect to the frequency of stockholder votes on executive compensation, the Company will hold an annual advisory vote on compensation of NEOs until the next stockholder advisory vote on frequency of stockholder votes on compensation of executives.
Proposal 4. APPOINTMENT OF AUDITORS
It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP (“KPMG”) as independent auditors for the purpose of auditing and reporting on the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2016. KPMG is an independent registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 26, 2016 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the Meeting.
Fees for Independent Auditors
The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees:
Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the Company’s Quarterly Reports	$975,000	$978,200

Audit-Related Fees:
2015 consists primarily of fees billed for transaction related services. 2014 consists primarily of fees billed for assistance with regulatory filings and other audit related services and filings	$313,900	$10,000

Tax Fees:
Consists of fees billed for tax planning and compliance, assistance with the preparation of tax returns, tax services rendered in connection with acquisitions made by the Company and advice on other tax related matters	$20,200	$3,500

All Other Fees:
Other Services	$—	$29,500

Total All Fees	$1,309,100	$1,021,200
As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to Management its responsibilities to pre-approve services performed by the independent auditors.

In making its recommendation to ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2016, the Audit Committee has determined that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG LLP.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG. See “Voting Securities – Vote Required on Proposals.”
The Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2016.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee serves as the representative of the Company’s Board of Directors, and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, as well as the appointment, compensation and oversight of the Company’s independent auditor. The Committee consists of David A. Reed (Chairman), Leigh J. Abrams, Frank J. Crespo, James F. Gero, Frederick B. Hegi, Jr. and Kieran M. O’Sullivan, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and each of whom has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC.
Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. KPMG is also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. As set forth in its Charter, the Committee acts only in an oversight capacity and relies on the work and assurances of Management and other advisors retained by the Company, and KPMG’s opinion on the Company’s consolidated financial statements.
The Committee has met and held discussions with Management and KPMG. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed with Management their assessment of the effectiveness of the Company’s internal controls over financial reporting. The Committee reviewed and discussed with KPMG the consolidated financial statements, and KPMG’s evaluation of the Company’s internal controls over financial reporting. The Committee also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the PCAOB.
The Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with KPMG their independence.
The Committee considered whether non-audit services provided by, and fees paid to, KPMG are compatible with maintaining their independence. The Committee concluded that non-audit services provided by KPMG during the year ended December 31, 2015, which consisted of tax planning and compliance, and other accounting and audit-related services, were compatible with KPMG’s independence.
Based on the Committee’s discussion with Management and KPMG and the Committee’s review of the representations of Management and the report of KPMG to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

AUDIT COMMITTEE David A. Reed, Chairman Leigh J. Abrams Frank J. Crespo James F. Gero Frederick B. Hegi, Jr. Kieran M. O’Sullivan
The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

TRANSACTION OF OTHER BUSINESS
As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the Meeting is that set forth herein. If any other matter or matters are properly brought before the Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment, subject to NYSE rules.
STOCKHOLDER PROPOSALS
In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting to be held in May 2017, the Company must receive the written proposal at its principal executive offices on or before December 16, 2016. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Additionally, in order for notice of a stockholder proposal to be considered timely for purposes of the Annual Meeting to be held in May 2017, all proposals which stockholders of the Company desire to have presented at the Annual Meeting to be held in May 2017 must be received by the Company at its principal executive offices on or before March 1, 2017.
Additional requirements relating to a notice of director nomination are described in this Proxy Statement under the caption “Proposal 1. Election of Directors – Director Qualifications and Selection Process.”

By Order of the Board of Directors

ROBERT A. KUHNS

Vice President-Chief Legal Officer and Secretary

April 15, 2016

DREW INDUSTRIES INCORPORATED

Equity Award and Incentive Plan
(as Amended and Restated,
effective as of May 22, 2014)

1.	Purpose	3
2.	Definitions	3
3.	Administration	4
4.	Stock Subject to Plan	5
5.	Eligibility; Per-Person Award Limitations	6
6.	Specific Terms of Awards	6
7.	Performance Awards, Including Annual Incentive Awards	9
8.	Certain Provisions Applicable to Awards	11
9.	Change in Control	11
10.	General Provisions	13

DREW INDUSTRIES INCORPORATED Equity Award and Incentive Plan,
as Amended and Restated
1.Purpose. The purpose of this Equity Award and Incentive Plan (the “Plan”) is to aid Drew Industries Incorporated, a Delaware corporation (the “Corporation”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Corporation or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Corporation goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants. The Plan, which was originally adopted by the Corporation and approved by its stockholders effective May 16, 2002, amended effective December 1, 2008, and amended and restated effective May 18, 2011, is hereby amended effective May 22, 2014.
2.Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)“Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.
(b)“Award” means any Option, SAR, Restricted Stock, Deferred Stock, or Stock granted as a bonus or in lieu of another award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.
(c)“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death.
(d)“Board” means the Corporation’s Board of Directors.
(e)“Change in Control” and related terms have the meanings specified in Section 9.
(f)“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.
(g)“Committee” means the Compensation Committee of the Board or such other committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Corporation or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.
(h)“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).
(i)“Deferred Stock” means a right, granted to a Participant under Section 6(f), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period that may be subject to certain restrictions and to a risk of forfeiture.
(j)“Eligible Person” has the meaning specified in Section 5.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
(l)“Fair Market Value” of the Stock shall be determined in good faith by the Committee in accordance with the provisions of Treasury Department regulations 1.409A-1(b)(5)(iv)(A) and can be based upon the last sale before or first sale after the date of determination, the closing price on the trading day before or the trading day after the determination date, the arithmetic mean of the high and low prices on the trading date of determination, or any other reasonable method using actual transactions of the Stock as reported for composite transactions in the New York Stock Exchange.

Notwithstanding the foregoing, unless otherwise determined by the Committee, “Fair Market Value” of the Stock as of any date shall mean the closing price of the Stock as reported for composite transactions in the New York Stock Exchange on the date immediately prior to such date or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported.
(m)“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.
(n)“Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.
(o)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(p)“Performance Award” means a right, granted to a Participant under Sections 6(g) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.
(q)“Preexisting Plan” means the Drew Industries Incorporated Stock Option Plan Amended and Restated June 1, 1999.
(r)“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m) and an “independent director” for purpose of the rules of the New York Stock Exchange.
(s)“Restatement Effective Date” has the meaning specified in Section 10(q).
(t)“Restricted Stock” means Stock granted to a Participant under Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.
(u)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(v)“Stock” means the Corporation’s Common Stock, par value $.01 per share, and any other equity securities of the Corporation that may be substituted or resubstituted for Stock pursuant to Section 10(c).
(w)“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).
(x)“Substitute Award” has the meaning specified in Section 4(b).
3.Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however). The foregoing notwithstanding, the Committee shall not have authority to accelerate or otherwise provide for the times at which any Award is paid or delivered if any Award is subject to Section 409A of the Code in a manner that would result in the imposition upon any Participant of an additional tax under Section 409A of the Code, and provided further, in the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, a Participant is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries in respect of any Award subject to Section 409A of the Code that are made on account of such Participant’s separation from service from the Corporation and all subsidiaries shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service (other than by death), determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Committee, to minimize or avoid any sanction or damages to a Participant or Beneficiary, or to any other person resulting from a violation of Code Section 409A under the Plan, may undertake correction of any violation or participate in any available correction program, as described in Notice 2008-113 or other Treasury or IRS guidance.
(b)    Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.
(c)    Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Corporation or a subsidiary or affiliate, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Corporation or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.
4.    Stock Subject to Plan.
(a)    Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan as of the Restatement Effective Date shall be (i) 3,208,632, (ii) reduced by one (1) share of Stock for each share of Stock subject to an Option or SAR granted under the Plan after December 31, 2010 and 1.60 shares of Stock for each share of Stock subject to an Award other than an Option or SAR granted under the Plan after December 31, 2010 . Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
(b)    Share Counting Rules. Shares subject to an Award or an award under the Preexisting Plan that after December 31, 2010 is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld after December 31, 2010 in payment of taxes relating to an Award other than an Option or SAR or Preexisting Plan awards other than stock options or stock appreciation rights and shares equal to the number surrendered after December 31, 2010 in payment of any taxes relating to an Award other than an Option or SAR or Preexisting Plan awards other than stock options or stock appreciation rights shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares available for Awards: (i) shares tendered by the Participant or withheld by the Company after December 31, 2010 in payment of the exercise price of an Option or an option granted under the Preexisting Plan, or to satisfy any tax withholding obligation with respect to Options or SARs and options or stock appreciation rights granted under the Preexisting Plan, and (ii) shares subject to a SAR or a stock appreciation right granted under the Preexisting Plan that are not issued in connection with its stock settlement on exercise thereof after December 31, 2010 and (iii) Shares reacquired by the Company after December 31, 2010 on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Preexisting Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Corporation or a subsidiary or affiliate (“Substitute Award”), shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business. Furthermore, in the event that a company acquired by the Corporation or a subsidiary or affiliate or with which the Corporation or a subsidiary or affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against the number of shares reserved under the Plan; provided that Awards using such shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Corporation or a subsidiary or affiliate prior to such acquisition or combination. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.
(c)    No Repricings. Unless otherwise approved by the Corporation’s stockholders and except as provided in Section 10(c) or in connection with a Change in Control, in no event may an Option or SAR be cancelled in exchange for cash or other action be taken with respect to an Option or SAR that could be characterized as a “repricing” under the rules of the New York Stock Exchange, including a reduction of the exercise price of an Option or the grant price of an SAR or the exchange of an Option or SAR for another Award.
1.    Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Corporation or any subsidiary or affiliate, including any executive officer, a non-employee director of the Corporation, a consultant or other person who provides substantial services to the Corporation or a subsidiary or affiliate, and any person who has been offered employment by the Corporation or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Corporation or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. Subject to adjustment as provided in Section 10(c), no Participant may (i) be granted Options or SARs during any 12-month period with respect to more than 1,000,000 shares and (ii) earn more than 500,000 shares for each twelve (12) months in the vesting period or performance period with respect to other Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to each Award (other than an Option or SAR) that is intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.
2.    Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.
(b)    Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:
(i)    Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that other than with respect to a Substitute Award such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.
(ii)    Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, (provided that no term of any Option will exceed ten years from the grant date), the circumstances under which on Option may be exercised, the methods by which such exercise price may be paid, the form of such payment (subject to Section 10(k)), (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered in satisfaction of Options to Participants.
(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.
(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price per share of Stock subject to an SAR, other than with respect to a Substitute Award, shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR or, if applicable, on the date of grant of an Option with respect to an SAR granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code).
(ii)    Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised (provided that no term of any SAR will exceed ten years from the grant date), the method of exercise and settlement, form of consideration payable in settlement, forms in which Stock will be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with another Award.
(d)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Corporation or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
(e)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and any other restrictions the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter; provided, however, that, subject to Section 9, Restricted Stock shall not be transferable prior to the first anniversary of the grant thereof. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).
(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.
(iv)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee shall require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Notwithstanding anything to the contrary in this Section 6(e), cash dividends, Stock and any other property distributed as a dividend or otherwise with respect to any Award of Restricted Stock that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Stock or other property has been distributed and be paid at the time such restrictions and risk of forfeiture lapse.
(f)    Deferred Stock. The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:
(i)    Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee or, if permitted by the Committee, as elected by the Participant. If Participant is permitted to elect a deferral period for an Award of Deferred Stock, the Participant shall submit an irrevocable deferral election (in a form provided by the Committee) no later than December 31 of the year prior to the year in which the Award of Deferred Stock is earned (or, if provided by the Committee, such later date permitted by Section 409A of the Code). The deferral election will specify (A) permissible payment events as some or all of the following affecting the Participant (i) separation from service; (ii) death; (iii) disability, a specified time or pursuant to a fixed schedule; (iv) Change in Control or (v) unforeseeable emergency, (B) the date on which payment shall be made or begin and (C) the form of payment (i.e., in a lump-sum or installments). All deferrals hereunder shall be accomplished in a manner consistent with the requirements of Section 409A of the Code and the regulations promulgated thereunder. In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter. The foregoing notwithstanding, in the event that it is reasonably determined by the Committee that the Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code, payments or deliveries of Stock or other Awards in satisfaction of Deferred Stock subject to Section 409A of the Code that are made on account of such Participant’s separation from service from the Corporation and all subsidiaries shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service (other than by death), determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.
(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
(iii)    Subsequent Changes in Awards of Deferred Stock. Any election to change the time of payment or method of distribution of Stock specified in a deferral election or in an Award of Deferred Stock (a “Subsequent Election”) may only be made by the Participant in writing, in a form provided by the Committee, provided, however, that (A) such change may not take effect until at least 12 months after the date on which such election is made, (B) in the case of any distribution to be made at a specified time or on a fixed schedule or on events other than death or Disability, the first payment subject to the change must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, (C) any change related to a payment to be made at a specified time or pursuant to a fixed schedule may not be made less than 12 months prior to the date of the first scheduled payment and (D) no such election may be changed in a way that is considered to be an acceleration of the time or schedule of payments except as provided in §409A of the Code and Treasury regulations thereunder. A Subsequent Election may be changed at any time before the last permissible date for making such Subsequent Election after which such Subsequent Election shall become irrevocable.
(iv)    The Committee may provide, in its sole discretion, that a Participant holding Deferred Stock will be entitled to amounts equivalent to cash, or other dividends on the Stock (“Dividend Equivalents”), with respect to the number of shares of Stock covered by the Award, and that the Dividend Equivalents shall be either (A) paid at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such Dividend Equivalents, or (B) automatically credited in additional Deferred Stock, which shall be subject to the same terms as applied to the original Deferred Stock to which they relate, or (C) deferred as to payment, either as a cash amount or with the amount or value thereof automatically credited in additional Deferred Stock, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Dividend Equivalents with respect to Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Stock with respect to which such Dividend Equivalents are credited. Notwithstanding anything to the contrary in this Section 6(f), Dividend Equivalents with respect to any Award of Deferred Stock that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, be subject to restrictions and a risk of forfeiture to the same extent as the with respect to which such Dividend Equivalents are credited and be paid at the time as such Deferred Stock is settled.
(g)    Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
3.    Performance Awards, Including Annual Incentive Awards.
(d)    Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).
(e)    Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).
(v)    Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of one or more performance goals. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(vi)    Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Corporation shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) operating profit, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, non-cash stock based compensation, extraordinary items, or special items; (3) net income or net income per common share (basic or diluted), before or after special items or extraordinary items; (4) return on assets, return on net assets, return on investment, return on capital, return on invested capital, or return on equity; (5) cash flow, free cash flow, cash flow per share, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or economic value added models or equivalent metrics; (8) operating margin or gross margin; (9) stock price, comparisons with various stock market indices, or total stockholder return; (10) financial ratios, including those measuring liquidity, activity, profitability, or leverage; (11) financing and other capital raising transactions; (12) working capital levels or components thereof; and (13) strategic business criteria, consisting of one or more objectives such as market penetration, market share, geographic business expansion goals, cost targets, expense targets, customer or employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, in-licensing and out-licensing of intellectual properties, and goals relating to acquisitions, strategic partnerships, or divestitures. The targeted level of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies or compared to industry statistics.
(vii)    Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of at least 12 consecutive months in which the Participant performs services, as specified by the Committee. A performance goal shall be established in writing, not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed, provided that the outcome must be substantially uncertain at the time that the Committee establishes the performance goals. Notwithstanding anything herein to the contrary, a performance period may be for a period of less than 12 consecutive months (a “Short Performance Period”) provided that the payment or settlement of a Performance Award which relates to a Short Performance Period shall (i) be made within the 2 ½ months following the end of the taxable year of the Corporation which contains the last month of the Short Performance Period and (ii) constitute a “short term deferral” within the meaning of Regulation 1.409A-1(b)(4) under Code Section 409A.
(viii)    Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.
(f)    Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee.

Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).
(i)    Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.
(ii)    Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.
(g)    Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable, regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
4.    Certain Provisions Applicable to Awards.
(a)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Corporation or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, and may be made in a single payment, in installments, or on a deferred basis. The settlement of any Award may be accelerated (unless the Award is subject to Section 409A of the Code and the acceleration would result in the imposition upon the Participant of an additional tax under Section 409A of the Code), and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k)). Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.
(b)    Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Corporation, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Participants is not required in order to bring a transaction by such Participants into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision of the Plan or action by the Committee involving such Participants is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Participants, to the extent permitted by law and deemed advisable by the Committee.
5.    Change in Control.
(a)    Effect of “Change in Control” on Assumed or Substituted Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards that are assumed or substituted for by the successor company (or are continued by the Corporation if it is the ultimate parent corporation), including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(c) if a Participant’s employment with the successor company (or the Corporation) or a subsidiary or affiliate terminates within 24 months following such Change in Control (or such other period set forth in the Award document, including prior thereto if applicable) and under the circumstances specified in the Award document, unless otherwise provided by the Committee:

(i)    All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);
(ii)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Corporation or a subsidiary or affiliate and the Participant then in effect or, if none, as defined in the Award document), subject only to applicable restrictions set forth in Section 10(a); and
(iii)    The Committee may, in its discretion, determine to extend to any Participant who holds an Option or SAR the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option or SAR, to receive in cash the excess of the Change in Control Price over the exercise price of such Option or SAR, multiplied by the number of shares of Stock covered by such Option or SAR, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.
(b)    Effect of “Change in Control” on Non-Assumed or Substituted Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards that are not assumed or substituted for by the successor company (or are not continued by the Corporation if it is the ultimate parent corporation), including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(c), unless otherwise provided by the Committee in the Award document:
(v)    All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);
(vi)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Corporation or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 10(a); and
(vii)    The Committee may, in its discretion, determine to extend to any Participant who holds an Option or SAR the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option or SAR, to receive in cash the excess of the Change in Control Price over the exercise price of such Option or SAR, multiplied by the number of shares of Stock covered by such Option or SAR, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.
(c)    Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant (i) such performance goals and conditions will be deemed to be met (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) or (ii) the Award will be converted, based on achievement of performance goals through the date of the Change in Control or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), into Restricted Stock or Deferred Stock that vests solely on continued service with the Company through a period of time that ends no later than the last day of the Performance Period; the converted Award will be subject to the provisions of paragraph (a) or (b) of this Section, depending on whether the Award is assumed or substituted for by the successor company (or is continued by the Corporation if it is the ultimate parent corporation).
(d)    Cancellation of Stock Options and SARs. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each outstanding Option and SAR shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or SAR, an amount equal to the excess of the Change in Control Price over the exercise price per share of Stock of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. In addition, unless otherwise provided in the Award document, Options and SARs outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Change in Control Price is less than the per share of Stock Option exercise price or Stock Appreciation Right grant price.
(e)    Definition of “Change in Control.” A “Change in Control” means, except as otherwise provided in an Award document, a change (i) in the ownership of the Corporation (which shall occur when a “person” or “group” (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned subsidiary of the Corporation or any employee benefit plan of the Corporation or any trust thereunder, acquires more than 50% of the voting power or fair market value of the Stock of the Corporation); (ii) in the effective control of the Corporation (which shall result from the acquisition, or acquisition during the 12-month period ending on the date of the latest acquisition, by one or more persons acting as a group of 30% or more of the total voting power of the Stock of the Corporation or replacement of a majority of the directors of the Corporation during any 12-month period by directors not endorsed by a majority of the board of directors of the Corporation before appointment or election; or (iii) in the ownership of a substantial portion of the assets of the Corporation (which shall result from the acquisition, or acquisition during a 12-month period ending on the date of the latest acquisition, by one or more persons (other than related persons described in Treasury Regulation § 1.409A-3(i)(5)(vii)(B)) acting as a group of all or substantially all of the assets of the Corporation), each within the meaning of Treasury Regulation § 1.409A-3(i)(5).
An event constituting a Change in Control must be objectively determinable and any certification thereof by the Committee may not be subject to the discretion of the Committee. The foregoing definition of Change in Control is intended to comply with Section 409A of the Code and the guidance issued thereunder and shall be interpreted by the Committee in a manner consistent therewith.
(f)    Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the Fair Market Value of one share of Stock immediately prior to the occurrence of the Change in Control.
6.    General Provisions.
(a)    Compliance with Legal and Other Requirements.
(viii)    The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control, provided however, that with respect to any Awards that are subject to Section 409A of the Code, the Stock, cash or other consideration payable with respect to the Award shall be payable immediately following (and in no event no more than 90 days following) the Participant’s “separation from service” (as defined in Section 409A of the Code), except that to the extent that such Awards are held by a Participant who was a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), the delivery of the Stock, cash or other consideration payable with respect to such Awards shall be delayed to the date that is 6 months and one day following the Participant’s “separation from service” solely to the extent necessary to avoid the additional taxes imposed by Section 409A(a)(i)(B) of the Code.
(ix)    Except to the extent an Award agreement provides for a different result (in which case the Award agreement will govern and this Section 10(a)(ii) shall not be applicable), in the event that the vesting of Awards together with all other payments and the value of any benefits received or to be received by a Participant (the “Total Payments”) would result in all or a portion of such Total Payments being subject to the excise tax under Section 4999 of the Code (the “Excise Tax”), then the Participant’s Total Payments shall be either (i) the full amount of such payments and benefits or (ii) such lesser amount that would result in no portion of the Total Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of payments and benefits notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. Solely to the extent that the Participant is better off on an after-tax basis as a result of the reduction of

Total Payments, such payments and benefits shall be reduced or eliminated, as determined by the Corporation, in the following order: (i) any cash payments, (ii) any taxable benefits, (iii) any nontaxable benefits, and (iv) any vesting or accelerated delivery of equity awards in each case in reverse order beginning with the payments or benefits that would have been paid, in the ordinary course, the farthest in time from the date that triggers the applicable Excise Tax.
All determinations required to be made under this Section 10(a)(ii) shall be made by a nationally recognized accounting firm (the “Accounting Firm”). The Corporation shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Corporation and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 10(a)(ii), all determinations as to the present value shall be made in accordance with the regulations promulgated under Section 280G of the Code.
(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the SEC). Notwithstanding the foregoing, transfers shall only be permitted (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)    Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in such manner as it may deem equitable or appropriate, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock (including without limitation whether such stock is restricted) subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(k)). In addition, the Committee is authorized to make adjustments in the terms, conditions and criteria included in any Awards in recognition of unusual or nonrecurring events affecting the Corporation or for any other reason deemed relevant by the Committee acting in good faith.
(d)    Tax Provisions.
(i)    Withholding. The Corporation and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to any employee Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and employee Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an employee Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.
(ii)    Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
(iii)    Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.
(e)    Changes to the Plan. The Board may suspend, terminate or amend the Plan (subject to the provisions of 10(q)), or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants; provided, however, that no such action, except with the consent of stockholders, may (a) increase the maximum number of shares of Stock covered by the Plan or change the class of employees who are Eligible Persons; (b) reduce the exercise price for any stock options or SARs below the Fair Market Value of the Common Stock on the date of the grant of such option, or cancel any stock options or SARs in exchange for cash or another Award (other than in connection with a Change in Control); (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period during which Awards may be granted; or (e) increase the Annual Limit; provided, further, however, that any amendment to the Plan shall be submitted to the Corporation’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted.
To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. The Board may amend the Plan at any time to comply with Section 409A of the Code regulations promulgated thereunder and other Treasury or IRS guidance regarding or affecting Code Section 409A, provided that such amendment will not result in taxation to any Participant under Code Section 409A.
(f)    Right of Setoff. The Corporation or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).
(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.
(i)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)    Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:
(i)    In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (x) cancel all or any portion of any outstanding Awards and (y) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award.
(ii)    If the Participant, during the time period specified in the Award Agreement, engages in any prohibited activity or conduct described in subsection (iii) below the exercise or vesting of the Award may be rescinded within one (1) year after the Company becomes aware of such activity or conduct, and the Company shall notify the Participant in writing of any such rescission within such one-year period. Within ten (10) days after receiving such notice of rescission, the Participant shall (x) return to the Company the number of shares of Common Stock that the Participant received upon exercise or vesting of the Award which have not been sold, and (y) pay to the Company the amount of any gain realized as a result of the sale of any Common Stock that the Participant received upon exercise or vesting of the Award, in such manner and on such terms and conditions as may be required by the Company. The Company also shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
(iii)    The prohibited activity or conduct is (w) the unauthorized rendering of services for any organization or engaging, directly or indirectly, in any business which is competitive with the business of the Company; (x) the disclosure to any person or entity outside the Company, or use in other than the Company’s business, without prior written authorization from the Company, of any Confidential Information or material relating to the business of the Company; (y) activity that results in termination of the Participant’s employment or services as a director of the Company for cause; or (z) any other conduct or act reasonably determined by the Company to be injurious, detrimental or prejudicial to any interest of the Company.
(k)    Compliance with Code Section 162(m). It is the intent of the Corporation that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.
(l)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
(m)    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
(n)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary or affiliate, (ii) interfering in any way with the right of the Corporation or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Corporation and the Participant any rights or remedies thereunder.

(o)    Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
(p)    Awards Under Preexisting Plan. Upon approval of the Plan by stockholders of the Corporation as required under Section 10(q) hereof, no further awards shall be granted under the Preexisting Plan.
(q)    Effective Date of Amendment and Restatement; Termination. This amendment and restatement of the Plan shall become effective if, and at such time as, the stockholders of the Corporation have approved it by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders (the “Restatement Effective Date”). This amendment and restatement of the Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Plan shall continue in effect without regard to this amendment and restatement. Unless the Plan is earlier terminated by action of the Board, Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Restatement Effective Date, on which date this Plan will terminate except as to Awards then outstanding under this Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
The Board may terminate the Plan in accordance with the provisions of this Section 10(q) subject to the restrictions imposed by Section 409A of the Code. In order for the provisions of this Section 10(q) to apply, the Board must designate in writing that the Plan is being terminated in accordance with this Section.
The Plan may be terminated within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of the bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A). In such event, distributions must be paid to Participants no later than the latest of: (A) the last day of the calendar year in which the Plan termination occurs, (B) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (C) the first calendar year in which payment is administratively practicable.
The Plan may be terminated at any other time, provided that if the Plan is then subject to the requirements of Section 409A of the Code, such termination does not occur proximate to a downturn in the financial health of the Corporation or an “Affiliate” (as such term is defined in Rule 12b-2 of the Exchange Act), and all other plans required to be aggregated with this Plan under Section 409A of the Code and Treasury regulations thereunder are also terminated and liquidated. In such event, distributions to Participants shall be paid no earlier than twelve (12)-months (and no later than twenty-four (24) months) after the date of termination. Notwithstanding the foregoing, any payment that would otherwise be paid during the twelve (12)-month period beginning on the Plan termination date pursuant to the terms of the Plan shall be paid in accordance with such terms. In addition, the Corporation or any Affiliate shall be prohibited from adopting a similar arrangement within three (3) years following the date of the Plan’s termination, unless such arrangement would be permissible under Section 409A of the Code and the Treasury regulations thereunder.

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DREW INDUSTRIES INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) James F. Gero
02) Leigh J. Abrams
03) Frederick B. Hegi, Jr.
04) David A. Reed
05) John B. Lowe, Jr.
06) Jason D. Lippert
07) Brendan J. Deely
08) Frank J. Crespo
09) Kieran M. O'Sullivan
10) Tracy D. Graham

The Board of Directors recommends you vote FOR the following proposals:

Note: In their discretion, the persons named as Proxies are authorized to vote on any other business that may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E08505-P73854

DREW INDUSTRIES INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2016

The stockholder(s) hereby appoint(s) Jason D. Lippert and Robert A. Kuhns, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Drew Industries Incorporated that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time, on May 26, 2016, at the Rosewood Crescent Hotel, 400 Crescent Court, Dallas, Texas 75201 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND UPON ALL OTHER MATTERS, THE PROXIES WILL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side